SECURITIES AND EXCHANGE COMMISSION

                     WASHING, D. C.   20549

                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15 (d) of
               The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 10, 1998


                         CBT CORPORATION
     (exact name of registrant as specified in its charter)

Kentucky                           0-16878                  61-1030727
(State or other                    (Commission              IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)


              333 Broadway, Paducah, Kentucky 42001
  (Address, including zip code, of principal executive office)


                         (502) 575-5100
      (Registrant's telephone number, including area code)
                     ITEM 5.   OTHER EVENTS.

          On January 10, 1998, CBT Corporation a Kentucky corporation ("CBT"), and Mercantile Bancorporation Inc., a Missouri corporation ("Mercantile"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which CBT will be merged with and into Ameribanc, Inc., a Missouri corporation and a wholly-owned subsidiary of Mercantile (the "Merger"). Ameribanc, Inc. will be the surviving entity resulting from the Merger.

          Upon consummation of the Merger, each share of the no par value common stock of CBT ("CBT Common Stock") issued and outstanding immediately prior to the effective time of the Merger (as defined in the Merger Agreement, the ":Effective Time") shall cease to be outstanding and shall be converted into and become the right to receive 0.6513 of a share of the $0.01 par value common stock of Mercantile, together with associated preferred share purchase rights (collectively, "Mercantile Common Stock") (the "Exchange Ration").

          In addition, at the Effective Time, all rights with respect to CBT Common Stock pursuant to stock options granted by CBT under the existing stock plans of CBT which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Mercantile Common Stock on a basis that reflects the Exchange Ration.

          The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

          Consummation of the Merger is subject to various conditions, including: (I) receipt of the approval by the share-holders of CBT of the Merger Agreement and the Merger; (ii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System and other applicable regulatory authorities,; (iii) receipt of an opinion of counsel as to the tax treatment of certain aspects of the Merger; (iv) receipt of a letter from KPMG Peat Marwick, LLP, Mercantile's independent public accountants, to the effect that the Merger will qualify for pooling-of-interests accounting treatment; and
(v) satisfaction of certain other conditions.

          The Merger Agreement and the Merger will be submitted for approval at a meeting of the shareholders of CBT. Prior to the shareholders' meeting, Mercantile will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of Mercantile Common Stock to be issued in exchange for the outstanding shares of CBT Common Stock in the Merger. Such shares of Mercantile will be offered to the CBT shareholders pursuant to a prospectus that will also serve as a proxy statement for the meeting of the shareholders of CBT to consider and vote upon the Merger Agreement and the Merger.

          Certain directors of CBT who in the aggregate have voting power over approximately 13.40% of the outstanding shares of CBT Common Stock as of December 31, 1997, have agreed with Mercantile pursuant to separate Voting Agreements to vote all such shares of CBT Common Stock to approve the Merger Agreement and the Merger.

          In connection with executing the Merger Agreement, Mercantile and CBT entered into a stock option agreement (the "Stock Option Agreement") pursuant to which CBT granted to Mercantile an option to purchase up to 1,564,662 authorized and unused shares of CBT Common Stock (representing 19.9% of the outstanding shares of CBT Common Stock without giving effect to the exercise of the option), at a purchase price of $33.25 per share (the "Option"), upon certain terms and in accordance with certain conditions. The Option was granted by CBT as a condition and inducement to Mercantile's willingness to enter into the Merger Agreement. Under certain Circumstances, CBT may be required to repurchase the Option or the shares acquired pursuant to the exercise of the Option.

          For additional information regarding the Merger
Agreement the Voting Agreement and the Stock Option Agreement, please refer to the copies of those documents which are incorporated herein by reference and included as Exhibits to this Current Report on Form 8-K. The foregoing discussion is qualified in its entirety by reference to such documents.

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CBT CORPORATION
                                (Registrant)



                              By:  /S/  JOHN E. SIRCY
                              John E. Sircy
                              Executive Vice President and
                              Chief Operating Officer

                              Date:  January 14, 1998


                        INDEX TO EXHIBITS

Exhibit

  2.1 Agreement and Plan of Merger, dated as of January 10,1998, among CBT Corporation, Mercantile Bancorporation Inc. and Ameribanc, Inc.

  2.2 Stock Option Agreement, dated as of January 10, 1998,issued by CBT Corporation to Mercantile Bancorporation Inc.

  2.3 Form of Voting Agreement, dated as of January 10, 1998, by and between Mercantile Bancorporation Inc. and certain of the directors of CBT Corporation

99.1 Text of joint press release, dated January 12, 1998, issued by CBT Corporation and Mercantile Bancorporation Inc.









                  AGREEMENT AND PLAN OF MERGER

                              among

                 MERCANTILE BANCORPORATION INC.,
                     a Missouri corporation

                               and

                        AMERIBANC, INC.,
                     a Missouri corporation

                               and

                        CBT CORPORATION,
                     a Kentucky corporation



        _________________________________________________



                        January 10, 1998





                        TABLE OF CONTENTS

                                                     Page
Recitals                                             1


                            ARTICLE I

                           THE MERGER

  1.01  The Merger                                   1
  1.02  Closing                                      1
  1.03  Effective Time                               2
  1.04  Additional Actions                           2
  1.05  Articles of Incorporation and By-Laws        2
  1.06  Board of Directors and Officers              2
  1.07  Conversion of Securities                     3
  1.08  Exchange Procedures.                         3
  1.09  No Fractional Shares                         5
  1.10  Dissenting Shares.                           5
  1.11  Closing of Stock Transfer Books.             5
  1.12  Anti-Dilution                                6
  1.13  Reservation of Right to Revise Transaction   6
  1.14  Material Adverse Effect                      7


                           ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF SELLER

  2.01  Organization and Authority                   7
  2.02  Subsidiaries.                                8
  2.03  Capitalization                               8
  2.04  Authorization.                               9
  2.05  Seller Financial Statements.                10
  2.06  Seller Reports                              11
  2.07  Title to and Condition of Assets.           11
  2.08  Real Property.                              12
  2.09  Taxes                                       13
  2.10  Material Adverse Effect                     14
  2.11  Loans, Commitments and Contracts.           14
  2.12  Absence of Defaults                         17
  2.13  Litigation and Other Proceedings            18
  2.14  Directors' and Officers' Insurance          18
  2.15  Compliance with Laws                        18
  2.16  Labor                                       20
  2.17  Material Interests of Certain Persons       20
  2.18  Allowance for Loan and Lease Losses;
        Non-Performing Assets; Financial Assets.    20
  2.19  Employee Benefit Plans.                     22
                                -i-

  2.20  Conduct of Seller to Date                   24
  2.21  Absence of Undisclosed Liabilities.         25
  2.22  Proxy Statement, Etc.                       25
  2.23  Registration Obligations                    26
  2.24  Tax, Regulatory and Accounting Matters      26
  2.25  Brokers and Finders                         26
  2.26  Interest Rate Risk Management Instruments   27
  2.27  Accuracy of Information                     27
  2.28  Year 2000 Compliant                         27


                           ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE BUYERS

  3.01  Organization and Authority                  28
  3.02  Capitalization of Mercantile                28
  3.03  Authorization.                              29
  3.04  Mercantile Financial Statements             30
  3.05  Mercantile Reports                          30
  3.06  Material Adverse Effect.                    31
  3.07  Registration Statement, etc.                31
  3.08  Brokers and Finders.                        31
  3.09  Accuracy of Information.                    31


                           ARTICLE IV

        CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

  4.01  Conduct of Businesses Prior to the Effective Time   32
  4.02  Forbearances of Seller                              32
  4.03  Forbearances of the Buyers                          35


                            ARTICLE V

                      ADDITIONAL AGREEMENTS

  5.01  Access and Information; Due Diligence               35
  5.02  Registration Statement; Regulatory Matters.         36
  5.03  Shareholder Approval                                37
  5.04  Current Information                                 37
  5.05  Conforming Entries.                                 38
  5.06  Environmental Reports                               38
  5.07  Agreements of Affiliates                            39
  5.08  Expenses                                            39
  5.09  Miscellaneous Agreements and Consents.              40
  5.10  Employee Agreements and Benefits.                   40
                                -ii-

  5.11  Press Releases                                      41
  5.12  State Takeover Statutes                             41
  5.13  Directors' and Officers' Indemnification            41
  5.14  Tax Opinion Certificates                            42
  5.15  Employee Stock Options.                             42
  5.16  Best Efforts to Insure Pooling                      43

ARTICLE VI


                           CONDITIONS

  6.01  Conditions to Each Party's Obligation To Effect the Merger   43
  6.02  Conditions to Obligations of Seller                          44
  6.03  Conditions to Obligations of the Buyers                      45


                           ARTICLE VII

                TERMINATION, AMENDMENT AND WAIVER

  7.01  Termination                  46
  7.02  Effect of Termination        47
  7.03  Amendment                    47
  7.04  Waiver                       47


                          ARTICLE VIII

                       GENERAL PROVISIONS

  8.01  Non-Survival of Representations, Warranties and Agreements   48
  8.02  Indemnification                                              48
  8.03  No Assignment; Successors and Assigns                        48
  8.04  Severability                                                 49
  8.05  No Implied Waiver                                            49
  8.06  Headings                                                     49
  8.07  Entire Agreement                                             49
  8.08  Counterparts                                                 49
  8.09  Notices                                                      49
  8.10  Governing Law                                                51
  8.11  Knowledge                                                    51
  8.12  Time of Essence                                              51
                                -iii-

LIST OF EXHIBITS

Exhibit A - Affiliate Letter
Exhibit B - Director/Officer Certificate
Exhibit C - Shareholder Certificate
Exhibit D - Buyer's Opinion
Exhibit E - Seller's Opinion

LIST OF SCHEDULES

Schedule 2.01  Articles/Bylaws
Schedule 2.02  Subsidiaries/Equity Securities
Schedule 2.03  Seller Stock Plans
Schedule 2.04(b)    Authorizations
Schedule 2.05(a)    Seller Financial Statements
Schedule 2.08(a)    Owned Real Property/Leased Real Property
Schedule 2.08(c)    Interests in Real Property
Schedule 2.09  Taxes
Schedule 2.11(a)    Deposits/Commitments
Schedule 2.11(b)    Contracts
Schedule 2.11(c)    Insurance
Schedule 2.11(f)    Loans
Schedule 2.13  Litigation
Schedule 2.15  Compliance with Laws
Schedule 2.18(c)    Real Estate Acquired through Foreclosure  and
Repossession
Schedule 2.18(f)    Investment Securities
Schedule 2.19(a)    Employee Benefit Plans
Schedule 2.19(d)    Post-Retirement Health and Medical Benefits
Schedule 2.19(f)    Change in Control Payments
Schedule 2.20  Conduct of Seller
Schedule 2.26(a)    Derivative Securities
Schedule 4.02  Forbearances of Seller
Schedule 5.07  Affiliates
                               -iv-


                  AGREEMENT AND PLAN OF MERGER


           This AGREEMENT AND PLAN OF MERGER (this "Agreement"), made and entered into as of January 10, 1998 by and among Mercantile Bancorporation Inc., a Missouri corporation ("Mercantile"), Ameribanc, Inc., a Missouri corporation ("Merger Sub" and, collectively, with Mercantile, the "Buyers"), and CBT Corporation, a Kentucky corporation ("Seller").

           WHEREAS, Merger Sub is a wholly owned subsidiary of Mercantile, and each of Mercantile and Merger Sub is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

          WHEREAS, Seller is registered as a bank holding company under the BHCA; and

           WHEREAS, the respective Boards of Directors of Seller and Merger Sub and the Executive Committee of the Board of Directors of Mercantile have approved the merger (the "Merger") of Seller with and into Merger Sub pursuant to the terms and subject to the conditions contained in this Agreement; and

            WHEREAS,  the  parties  desire  to  provide   certain
undertakings,   conditions,   representations,   warranties   and
covenants in connection with the transactions contemplated by this Agreement.

          NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:



                            ARTICLE I

                           THE MERGER

          1.01 The Merger.
Subject to the terms and conditions of this Agreement, Seller shall be merged with and into Merger Sub in accordance with Chapter 351 of the Missouri Revised Statutes (the "Missouri Statute") and Section 271B.11-070 of the Kentucky Business Corporation Act (the "KBCA"), and the separate corporate existence of Seller shall cease. Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Missouri.

          1.02 Closing.
The closing (the "Closing") of the Merger, unless the parties hereto shall otherwise mutually agree, shall take place at the offices of Mercantile in St. Louis, Missouri, at 10:00 am, local time, on the date that the Effective Time (as defined in Section 1.03) occurs (the "Closing Date").

          1.03 Effective Time.
The Merger shall become effective (the "Effective Time") upon the later of (i) the issuance of a Certificate of Merger by the Office of the Secretary of State of the State of Missouri and
(ii) the filing of Articles of Merger with the Office of the Secretary of State of the Commonwealth of Kentucky. Unless otherwise mutually agreed in writing by Buyers and Seller, subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyers shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time) but (A) not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b) (the "Approval Date") and (B) not later than the first
                               -1-

business day of the first full calendar month commencing at least five business days after the Approval Date. On the Closing Date, the parties hereto will cause the Merger to be consummated by delivering to the Secretary of State of the State of Missouri and the Secretary of State of the Commonwealth of Kentucky, for filing, Articles of Merger, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the Missouri Statute and the KBCA.

          1.04 Additional Actions.
If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub, or (b) otherwise carry out the purposes of this Agreement, Seller and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.

          1.05 Articles of Incorporation and By-Laws.
The Articles of Incorporation and By-Laws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation following the Merger, unless otherwise repealed or amended.

          1.06 Board of Directors and Officers.
At  the Effective Time, the directors and officers of  Merger
Sub  immediately  prior  to  the  Effective  Time  shall  be  the directors and officers, respectively, of the Surviving Corporation following the Merger, and such directors and officers shall hold office in accordance with the Surviving Corporation's By-Laws and applicable law.

          1.07 Conversion of Securities.
At the Effective Time, by virtue of the Merger and without any action on the part of the Buyers, Seller or the holder of any of the following securities:

                (a) Each share of the common stock, $1.00 par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

                (b) Subject to Sections 1.09, 1.10 and 1.11 hereof, each share of common stock, no par value, of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined in Section 1.10 hereof), shall cease to be outstanding and shall be converted into and become the right to receive 0.6513 of a share (the "Exchange Ratio") of common stock, $0.01 par value, and the associated "Rights" under the "Rights Agreement," as those terms are defined in Section 3.02 hereof, of Mercantile (collectively, "Mercantile Common Stock"); provided, however, that any shares of Seller Common Stock held by Seller, Mercantile or any of their respective Subsidiaries (as defined in Section 2.02 hereof), in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and shall not be exchanged for shares of Mercantile Common Stock. The Exchange Ratio was computed by (i) aggregating (A) the total number of shares of Seller Common Stock that were issued and outstanding on the date of this Agreement (as set forth in Section 2.03 hereof) with (B) the total number of shares of Seller Common Stock that are reserved for
                                -2-

          issuance pursuant to options or other rights relating to Seller Common Stock and outstanding as of December 31, 1997 (as set forth in Section 2.03 hereof) and dividing such number of shares of Seller Common Stock (computed by aggregating (A) and (B) hereof (the "Fully Diluted Shares")) into (ii) 5,400,000, the aggregate number of shares of Mercantile Common Stock to be issued in the Merger.

          1.08 Exchange Procedures.

                 (a) As soon as practicable following the Effective Time, Mercantile shall mail or cause to be mailed to holders of record of certificates formerly representing shares of Seller Common Stock (the "Certificates"), as identified on the Seller Shareholder List (as provided pursuant to
          Section 1.11(b) hereof), letters advising them of the effectiveness of the Merger and instructing them to tender such Certificates to Mercantile's duly appointed exchange agent (the "Exchange Agent"), or in lieu thereof, such evidence of lost, stolen or mutilated Certificates and such surety bond or other security as the Exchange Agent may reasonably require (the "Required Documentation").

                (b)   Subject  to Sections 1.09,  1.10  and  1.12
          hereof, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate or in lieu thereof, the Required Documentation, to the Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate, will be entitled to a certificate or certificates representing the number of full shares of Mercantile Common Stock into which the Certificate so surrendered shall have been converted pursuant to this Agreement, and any distribution theretofore declared and not yet paid with respect to such shares of Mercantile Common Stock and any amount due with respect to fractional shares, without interest (the "Merger Consideration"). Such shares of Mercantile Common Stock, any amount due with respect to fractional shares and any distribution shall be delivered by the Exchange Agent to each such holder as promptly as practicable after such surrender.

                (c) Each outstanding Certificate, until duly surrendered to the Exchange Agent, shall be deemed to evidence ownership of the Merger Consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

                 (d) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration to which the shareholder may be entitled pursuant to the provisions of Section 1.07 hereof. After the closing of the transfer books as described in Section 1.11 hereof, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be canceled against delivery of the Merger Consideration. Neither Buyers nor the Exchange Agent shall be obligated to deliver the Merger Consideration until such holder surrenders the Certificates or furnishes the Required Documentation as provided herein. No dividends or distributions declared after the Effective Time (including any redemption by Mercantile of the Rights associated therewith) on the Mercantile Common Stock will be remitted to any person entitled to receive Mercantile Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Mercantile
                                -3-

          Common Stock or furnishes the Required Documentation, at which time such dividends or distributions shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by an affiliate shall not be exchanged until Buyers have received a written agreement from such affiliate as required pursuant to
          Section 5.07 hereof. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any Merger Consideration issuable or payable in the Merger that is paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

          1.09 No Fractional Shares.
Notwithstanding any other provision of this Agreement,   neither
certificates nor scrip for fractional shares of Mercantile Common Stock shall be issued in the Merger. Each holder of shares of Seller Common Stock who otherwise would have been entitled to a fraction of a share of Mercantile Common Stock shall receive (by check from the Exchange Agent, mailed to the shareholder with the certificate(s) for Mercantile Common Stock which such holder is to receive pursuant to the Merger) in lieu thereof, cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing stock price of Mercantile Common Stock on the New York Stock Exchange (the "NYSE") Composite Tape as reported in The Wall Street Journal on the Closing Date. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

          1.10 Dissenting Shares.

               (a) "Dissenting Shares" means any shares of Seller Common Stock held by any holder who becomes entitled to payment of the fair value of such shares under Chapter 271B.13 of the KBCA. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the KBCA; provided, however, that if, in accordance with the KBCA, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such Dissenting Shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration.

               (b) Seller shall give to Mercantile (i) prompt notice of any written objections to the Merger and/or any written demands for the payment of the fair value of any shares of Seller Common Stock, withdrawals of such demands, and any other instruments served pursuant to Chapter 271B.13 of the KBCA received by Seller, and
          (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the KBCA. Seller shall not voluntarily make any payment with respect to demands for payment of fair value and shall not, voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior consent of Mercantile, settle or offer to settle any such demands.

          1.11 Closing of Stock Transfer Books.

                (a) The stock transfer books of Seller shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock that is not registered in the transfer records prior to the closing of such record books, the Merger Consideration issuable or payable with respect to such stock may be
                                -4-

          delivered to the transferee, if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

                (b) At the Effective Time, Seller shall provide Buyers with a complete and verified list of registered holders of Seller Common Stock based upon its stock transfer books as of the closing of said transfer books, including the names, addresses, certificate numbers and taxpayer identification numbers of such holders (the "Seller Shareholder List"). Buyers shall be entitled to rely upon the Seller Shareholder List to establish the identity of those persons entitled to receive the Merger Consideration, which list shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyers shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          1.12 Anti-Dilution.
If between the date of this Agreement and the Effective Time a share of Mercantile Common Stock shall be changed into a different number of shares of Mercantile Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then appropriate and proportionate adjustment or adjustments will be made to the Exchange Ratio such that each shareholder of Seller shall be entitled to receive such number of shares of Mercantile Common Stock or other securities as such shareholder would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or as a result of such stock dividend had the record date therefor been immediately following the Effective Time.

          1.13 Reservation of Right to Revise Transaction.
Buyers may at any time change the method of effecting the acquisition of Seller by Buyers (including, without limitation, the provisions of this Article I) if and to the extent Buyers deem such change to be desirable, including, without limitation, to provide for (i) a merger of Merger Sub with and into Seller, in which Seller is the surviving corporation, or (ii) a merger of Seller directly into Mercantile, in which Mercantile is the surviving corporation; provided, however, that no such change shall (A) alter or change the amount or kind of the Merger
Consideration  to  be  received by the  shareholders  of  Seller,
(B) adversely affect the tax treatment to Seller shareholders, as generally described in Section 6.01(e) hereof, (C) materially impede or delay receipt of any approvals referred to in
Section 6.01(b) or the consummation of the transactions contemplated by this Agreement, or (D) prevent or impede the transactions contemplated hereby from qualifying for pooling-of-interests accounting treatment unless Buyers first waive Seller's covenants set forth in Sections 5.02(b) and 5.16 hereof and the condition to Buyers' obligation to consummate the Merger set forth in Section 6.03(f) hereof.

          1.14 Material Adverse Effect.
As used in this Agreement, the term "Material Adverse Effect" with respect to an entity means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse
effect  on  the  condition   (financial   or otherwise),  properties,
business  or  results   of   operations,  of  such   entity  and  its
Subsidiaries, taken  as  a  whole  as   reflected  in    the   Seller
Financial   Statements  (as defined in Section  2.05(b))    or    the
Mercantile Financial   Statements  (as  defined  in Section 3.04), as
the case may be; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries
                            -5-
resulting  from  a  change  in law, rule,  regulation,  generally
accepted   accounting   principles   or   regulatory   accounting
principles; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; (iii) a change disclosed in the Seller Financial Statements or the Mercantile Financial Statements, as the case may be; (iv) any charges taken by Mercantile in connection with pending or completed acquisitions or the disposition of certain businesses or lines of business; or
(v) in the case of Seller, any financial change resulting from adjustments made pursuant to Section 5.05 or 5.09(b) hereof.


ARTICLE II


            REPRESENTATIONS AND WARRANTIES OF SELLER

           Seller hereby represents and warrants to the Buyers as follows:

          2.01 Organization and Authority.
Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure of Seller to so qualify would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA. True and complete copies of the Articles of Incorporation and By-Laws of Seller and the Articles of Incorporation and By-Laws of Citizens Bank and Trust Company, a Kentucky state chartered bank and a wholly owned Subsidiary of Seller ("Citizens"), each as in effect on the date of this Agreement, are attached hereto as Schedule 2.01.

          2.02 Subsidiaries.

                (a) Schedule 2.02 sets forth a complete and correct list of all of Seller's "Subsidiaries" (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"); each a "Seller Subsidiary" and, collectively, the
          "Seller Subsidiaries"), and all outstanding Equity Securities (as defined in Section 2.03) of each Seller Subsidiary, all of which are owned directly or indirectly by Seller. Except as disclosed in Schedule 2.02, all of the outstanding shares of capital stock of the Seller Subsidiaries owned directly or indirectly by Seller are validly issued, fully paid and nonassessable and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation, bank or savings bank duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Except as set forth in Schedule 2.02, neither Seller nor any Seller Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or organization, or
                                -6-

          any  interest in a partnership or joint venture of  any
          kind,   other   than   those   identified   as   Seller
          Subsidiaries in Schedule 2.02 hereof.

               (b) Citizens is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Kentucky. The deposits of Citizens are insured by the Federal Deposit Insurance Corporation (the "FDIC") under the Federal Deposit Insurance Act of 1950, as amended (the "FDI Act").

          2.03 Capitalization.
The   authorized  capital  stock  of  Seller   consists   of (i)
12,000,000 shares  of  Seller  Common  Stock,  of  which,  as  of
December 31, 1997,   7,862,627 shares were issued and outstanding.
As of December 31, 1997, Seller had reserved 645,000 shares of Seller Common Stock for issuance under Seller's stock option and
incentive   plans  (including  grants  reflected  in  the   Board
minutes),  a  list  of which is set forth on Schedule  2.03  (the
"Seller   Stock  Plans"),  pursuant  to  which  options  ("Seller
Employee Stock Options") covering 428,118 shares of Seller Common
Stock   were   outstanding  as  of  December  31,  1997.    Since
December 31, 1997, no equity securities of Seller have been issued, other than shares of Seller Common Stock which may have
been  issued upon the exercise of Seller Stock Options.   "Equity
Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or
options,   warrants,  scrip  or  rights  to  purchase,   acquire,
subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. Except as set forth
above,   there   are  no  other  Equity  Securities   of   Seller
outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of
any  shareholder  of  Seller.   Neither  Seller  nor  any  Seller
Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance and neither Seller nor any Seller Subsidiary will take any action that would prevent the
Merger   from  qualifying  for  pooling-of-interests   accounting
treatment.

          2.04 Authorization.

                (a) Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the shareholders of Seller and the Regulatory Authorities (as defined in
          Section 2.06), to carry out its obligations hereunder. The only shareholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of 67% of the outstanding shares of Seller Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the Board of
          Directors of Seller. Subject to the approval of Seller's shareholders and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

                (b) Except as disclosed on Schedule 2.04(b), neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof,
                               -7-

          will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of (x) its Articles of Incorporation, charter or By-Laws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, other than those as to which any such violation, conflict, breach, event, termination, acceleration or creation would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, or (ii) subject to compliance with the statutes and regulations referred to in subsection
          (c) of this Section 2.04, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets.

                (c)   Other  than in connection or in  compliance
          with the provisions of the Missouri Statute, the KBCA, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA or the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or any required approvals of the Federal Reserve Board, the Kentucky Department of Financial Institutions, the FDIC, the Office of Thrift Supervision ("OTS") or other governmental agencies or governing boards having regulatory authority over Seller or any Seller Subsidiary, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

          2.05 Seller Financial Statements.

                (a) Attached hereto as Schedule 2.05(a) are copies of the following documents: (i) Seller's Annual Report to Shareholders for the year ended December 31, 1996; and (ii) Seller's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

                (b) The financial statements contained in the documents referenced in Schedule 2.05(a) are referred to collectively as the "Seller Financial Statements." The Seller Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") during the periods involved, and present fairly the consolidated financial position of Seller and the Seller Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows, as applicable, of Seller and the Seller Subsidiaries for the periods stated therein.

                (c) Seller and the Seller Subsidiaries have each prepared, kept and maintained through the date hereof true, correct and complete financial books and records which fairly reflect their respective financial conditions, results of operations, changes in shareholders' equity and cash flows.
                                -8-


          2.06 Seller Reports.
Since  January  1,  1995,  each  of  Seller and   the   Seller
Subsidiaries has timely filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the Federal Reserve Board, (iii) the OTS, (iv) the FDIC and (iv) any federal, state, municipal or local government, securities, banking, savings and loan, environmental, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (v) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"), having jurisdiction over the affairs of it. All such material reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of each of their respective dates, the Seller Reports complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority. With respect to Seller Reports filed with the Regulatory Authorities, there is no material unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examinations of, Seller or any of the Seller Subsidiaries.

          2.07 Title to and Condition of Assets.

                (a) Except as may be reflected in the Seller Financial Statements and with the exception of all "Real Property" (which is the subject of Section 2.08 hereof), Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their owned properties and assets, including, without limitation, those reflected in the Seller Financial Statements (except those disposed of in the ordinary course of business since the date thereof), free and clear of any Lien, except for Liens for
          (i) taxes, assessments or other governmental charges not yet delinquent, (ii) as set forth or described in the Seller Financial Statements or any subsequent Seller Financial Statements delivered to Buyers prior to the Effective Time, and (iii) pledges to secure deposits and other Liens incurred in the ordinary course of business.

                (b) No material properties or assets that are reflected as owned by Seller or any of the Seller Subsidiaries in the Seller Financial Statements as of September 30, 1997, have been sold, leased, transferred, assigned or otherwise disposed of since such date, except in the ordinary course of business.

                (c) All furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries, including any such items leased as a lessee (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are in good working order and free of known defects, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such properties and assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

          2.08 Real Property.

                (a) A list of each parcel of real property owned by Seller or any of the Seller Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Seller or a Seller Subsidiary for disposition as required by law is set forth in Schedule 2.08(a) under the heading "Owned Real Property" (such
                               -9-

          real property being herein referred to as the "Owned Real Property"). A list of each parcel of real property leased by Seller or any of the Seller
          Subsidiaries is also set forth in Schedule 2.08(a) under the heading "Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). Seller shall update Schedule 2.08(a) within ten (10) days of acquiring any Owned Real Property or leasing any Leased Real Property after the date hereof. Collectively, the Owned Real Property and the Leased Real Property are herein referred to as the "Real Property."

                (b) There is no pending action involving Seller or any of the Seller Subsidiaries as to the title of or the right to use any of the Real Property.

                (c) Except as disclosed on Schedule 2.08(c), neither Seller nor any of the Seller Subsidiaries has any interest in any real property other than as described above in Section 2.08(a) except interests as a mortgagee, any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law and property held by any Seller Subsidiary in its capacity as trustee.

                (d)  To the best knowledge of Seller, none of the
          buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line and all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

                 (e) None of the buildings, structures or improvements located on the Owned Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Seller, threatened, with respect to any such building, structure or improvement. The Owned Real Property is in generally good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

                (f) Except as may be reflected in the Seller Financial Statements or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property, Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their respective Owned Real Properties.

                 (g) Neither Seller nor any of the Seller Subsidiaries has caused or allowed the generation, treatment, storage, disposal or release at any Real Property of any Toxic Substance, except in accordance in all material respects with all applicable federal, state and local laws and regulations. "Toxic Substance" means any hazardous, toxic or dangerous substance, pollutant, waste, gas or material, including, without limitation, petroleum and petroleum products, metals liquids, semi-solids or solids, that are regulated under any federal, state or local statute, ordinance, rule, regulation or other law pertaining to environmental protection, contamination, quality, waste management or cleanup. There are no
                                -10-

          underground storage tanks located on, in or under any Owned Real Property or Leased Real Property.

          2.09 Taxes.
Seller and each Seller Subsidiary have timely  filed  or   will
timely file (including extensions) all material tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and the Seller Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such Seller Returns and has set up adequate reserves on the most recent Seller Financial Statements for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements. Neither Seller nor any Seller Subsidiary has any material liability for any such taxes in excess of the amounts so paid or reserves so established, and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely) against Seller or any of the Seller Subsidiaries which have not been settled or would not be covered by existing reserves. Neither Seller nor any of the Seller Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. Except as set forth on Schedule 2.09, no federal or state income tax return of Seller or any Seller Subsidiaries has been audited by the Internal Revenue Service (the "IRS") or any state tax authority for the seven most recent full calendar years. Except as set forth on Schedule 2.09, there is no deficiency or refund litigation or, to the best knowledge of Seller, matter in controversy with respect to Seller Returns. Except as set forth on Schedule 2.09 hereof, neither Seller nor any of the Seller Subsidiaries has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

          2.10 Material Adverse Effect.
Since  September 30, 1997, there has been no  Material   Adverse
Effect on Seller and the Seller Subsidiaries, taken as a whole.

          2.11 Loans, Commitments and Contracts.

                (a) Schedule 2.11(a) contains a complete and accurate listing, as of November 30, 1997, of all contracts entered into with respect to deposits and repurchase agreements of $1,000,000 or more, by account, and, as of September 30, 1997, all loan agreements, notes, security agreements, bankers' acceptances, outstanding letters of credit, participation agreements, and other documents relating to or involving extensions of credit by Seller or any of the Seller Subsidiaries and, as of December 31, 1997, all loan commitments and commitments to issue letters of credit and other commitments to extend credit with respect to any one entity or related group of entities in excess of $1,000,000 to which Seller or any of the Seller Subsidiaries is a party or by which it is bound, by account.

                (b)   Except  for  the contracts  and  agreements
          required to be listed on Schedule 2.11(a) and the loans required to be listed on Schedule 2.11(f), and except as otherwise listed on Schedule 2.11(b), as of November 30, 1997, neither Seller nor any of the Seller Subsidiaries is a party to or is bound by any:

                          (i)   agreement, contract, arrangement,
               understanding or commitment with any labor union;

                           (ii)  material  franchise  or  license
               agreement, excluding software license agreements entered into in the ordinary course of business;
                                -11-


                         (iii)     written employment, severance,
               termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

                          (iv) material agreement, arrangement or
               commitment (A) not made in the ordinary course of business, and (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute to any Seller Subsidiary other than pursuant to Seller Employee Plans (as that term is defined in Section 2.19 hereof) or agreements relating to joint ventures or partnerships set forth in Schedule 2.02, true and complete copies of which have been furnished to Buyers;

                           (v)   agreement,  indenture  or  other
               instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller Subsidiaries, such as deposits, Federal Home Loan Bank ("FHLB") and Federal Funds borrowings and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $200,000;

                         (vi) contract containing covenants which
               limit the ability of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other that as may be required by law or any applicable Regulatory Authority);

                         (vii)     contract or agreement which is
               a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K as promulgated by the SEC to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Seller Reports;

                           (viii)     lease  with  annual  rental
               payments aggregating $100,000 or more;

                          (ix) loans or other obligations payable
               or owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing with Seller or any of the Seller Subsidiaries in the ordinary course of business; or

                            (x)    other   agreement,   contract,
               arrangement, understanding or commitment involving an obligation by Seller or any of the Seller Subsidiaries of more than $250,000 and extending beyond six months from the date hereof that cannot be canceled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements,
                                -12-

               bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $1,000,000.

                (c) Seller and/or the Seller Subsidiaries carry property, liability, director and officer errors and omissions, products liability and other insurance coverage as set forth in Schedule 2.11(c) under the heading "Insurance."

                (d) True, correct and complete copies of the agreements, contracts, leases and other documents referred to in Section 2.11(b) have been included with
          Schedule 2.11(b) hereto. True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11(a) and (c) have been or shall be furnished or made available to Buyers.

                (e) To the best knowledge of Seller, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b) and (c) is a valid, binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Seller or any of the Seller Subsidiaries) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

                (f) Schedule 2.11(f) under the heading "Loans" contains a true, correct and complete listing, as of
          November 30, 1997, by account, of (i) all loans in excess of $500,000 of Seller or any of the Seller Subsidiaries that have been accelerated during the past twelve months; (ii) all loan commitments or lines of credit of Seller or any of the Seller Subsidiaries in excess of $500,000 which have been terminated by Seller or any of the Seller Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments in excess of $500,000, as to which Seller or any of the Seller Subsidiaries has given written notice of its intent to terminate during the past twelve months; (iv) with respect to all loans in excess of $500,000 all notification letters and other written communications from Seller or any of the Seller Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Seller or any of the Seller Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer or other party which has notified Seller or any of the Seller Subsidiaries during the past twelve months of, or has asserted against Seller or any of the Seller Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the best knowledge of Seller, each borrower, customer or other party which has given Seller or any of the Seller Subsidiaries any oral notification of, or orally asserted to or against Seller or any of the Seller Subsidiaries, any such claim; or (vi) all loans in excess of $250,000 (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that have been classified
          "doubtful,"  "loss" or the equivalent  thereof  by  any
                                -13-

          Regulatory Authority, (D) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (E) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (F) where a specific reserve allocation exists in connection therewith.

          2.12 Absence of Defaults.
Neither  Seller  nor  any of the Seller  Subsidiaries    is   in
violation of its charter documents or By-Laws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except in all cases where such default would not have a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole.

          2.13 Litigation and Other Proceedings.
Except as set forth on Schedule 2.13 or otherwise  disclosed  in  the
Seller Financial Statements, neither Seller nor any  of  the   Seller
Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a Material Adverse Effect on Seller and the Seller
Subsidiaries, taken as  a whole.   Without limiting the generality of
the foregoing, thereare no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of the Seller Subsidiaries or any of their respective officers or directors by any shareholder of Seller or any of the Seller Subsidiaries (or any former shareholder of Seller or any of the Seller Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws or any other similar laws.

          2.14 Directors' and Officers' Insurance.
Each of Seller and the Seller Subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters
(other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller.

          2.15 Compliance with Laws

                (a) To the best knowledge of Seller, Seller and each of the Seller Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications  and  registrations are current;  in  each
          case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.
                                -14-


                 (b) (i) Each of Seller and the Seller Subsidiaries has complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of Seller or any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, and (ii) neither Seller nor any of the Seller Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity, except in the case of subparts (i) and (ii) where such failure to comply or default would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                (c) Except as set forth on Schedule 2.15(c), neither Seller nor any of the Seller Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being acquired in foreclosure or in lieu of foreclosure or being part of the investment portfolio of Seller or any of the Seller Subsidiaries)
          (A)  that  is  contaminated by or  contains  any  Toxic
          Substance (as defined in Section 2.08), including, without limitation, petroleum and petroleum products, asbestos, PCBs, pesticides, herbicides and any other substance or waste that is hazardous to human health or the environment and regulated by federal, state or local law, or (B) on which any Toxic Substance has been stored, disposed of, placed or used at the Property or in the construction of structures thereon; and which, in each case, reasonably could be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Seller or any of the Seller Subsidiaries, including, without limitation, property acquired under foreclosure or in lieu of foreclosure, property in which any venture capital or similar unit of Seller or any of the Seller Subsidiaries has an interest and, to the best knowledge of Seller, property held by Seller or any of the Seller Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending or, to the best knowledge of Seller, threatened, and no material claim has been asserted against Seller or any of the Seller Subsidiaries relating to Property of Seller or any of the Seller Subsidiaries before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Seller or any of the Seller Subsidiaries with respect to the same.

                 (d) Neither Seller nor any of the Seller Subsidiaries has received any notification or communication that has not been finally resolved from any Regulatory Authority (i) asserting that the Seller or any of the Seller Subsidiaries or any Property is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which reasonably could not be expected to have a Material Adverse Effect on the Seller and the Seller
                              -15-

          Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that reasonably could be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole, including, without limitation, such company's status as an insured depository institution under the FDI Act, or
          (iii) requiring or threatening to require Seller or any of the Seller Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of the Seller Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

                 (e) Neither Seller nor any of the Seller Subsidiaries is required by Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

          2.16 Labor.
No work stoppage involving Seller or any of the Seller Subsidiaries is pending or, to the best knowledge of Seller, threatened. Except as set forth on Schedule 2.13, neither Seller nor any of the Seller Subsidiaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that reasonably could be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole. None of the employees of Seller or the Seller Subsidiaries are represented by any labor union or any collective bargaining organization.

          2.17 Material Interests of Certain Persons.
Except as set forth in Seller's proxy statement for its 1997 Annual Meeting of Shareholders, no officer or director of Seller or any of the Seller Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director,
has any interest in any contract or property (real   or  personal,
tangible  or  intangible),  used  in,   or pertaining  to  the  business
of, Seller or any of the Seller Subsidiaries, which in the case of Seller and each of the Seller Subsidiaries would be required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC.

            2.18  Allowance  for  Loan  and  Lease  Losses;  Non-
                  Performing Assets; Financial Assets.

                 (a) All of the accounts, notes and other receivables that are reflected in the Seller Financial Statements as of September 30, 1997 were acquired in the ordinary course of business and were collectible in full in the ordinary course of business, except for possible loan and lease losses that are adequately provided for in the allowance for loan and lease losses reflected in such Seller Financial Statements, and the collection experience of Seller and the Seller Subsidiaries since September 30, 1997 to the date hereof, has not deviated in any material and adverse manner from the credit and collection experience of Seller and the Seller Subsidiaries, taken as a whole, for the nine months ended September 30, 1997.

                (b) The allowances for loan losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and the Seller Subsidiaries, and the allowance
                               -16-


          for loan and lease losses shown on the consolidated balance sheet of Seller and the Seller Subsidiaries as of September 30, 1997, were adequate in all material respects under the requirements of GAAP, or regulatory accounting principles, as the case may be, to provide for possible losses on loans and leases (including, without limitation, accrued interest receivable) and credit commitments (including, without limitation, stand-by letters of credit) as of the date of such balance sheet.

               (c) Schedule 2.18(c) sets forth as of the date of this Agreement all assets classified by Seller as real estate acquired through foreclosure or repossession, including foreclosed assets.

               (d) As of November 30, 1997, the aggregate amount of all Non-Performing Assets (as defined below) on the books of Seller and the Seller Subsidiaries did not exceed $8,000,000. "Non-Performing Assets" shall mean
          (i) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Agency or
          (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and (ii) all assets classified by Seller as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets acquired through foreclosure or in lieu of foreclosure.

                (e) All loans receivable (including discounts) and accrued interest entered on the books of Seller and the Seller Subsidiaries, to the extent unpaid on the Closing Date, arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Seller's or the appropriate Seller Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans or discounts are true and genuine and are what they purport to be. The loans, discounts and the accrued interest reflected on the books of Seller and the Seller Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by Seller or the appropriate Seller Subsidiary free and clear of any liens, restrictions or encumbrances.

               (f) The notes and other evidences of indebtedness evidencing the loans described in Section 2.18(e) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are and will be, in all material respects, valid, true, genuine and enforceable, and what they purport to be. Seller and each of the Seller Subsidiaries has good and valid title to the investment securities shown on the Seller Financial Statements and all securities entered on the books of Seller or the appropriate Seller Subsidiary subsequent to September 30, 1997, except for those sold or redeemed in the ordinary course of business. A complete and accurate list of such investment securities as of December 31, 1997 is attached as Schedule 2.18(f). Such list shall be updated each month in writing until the Closing.
                                -17-

          2.19 Employee Benefit Plans.

                 (a) Schedule 2.19(a) lists all pension, retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by Seller or any of the Seller Subsidiaries in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any of the Seller Subsidiaries (collectively, "Seller Employee Plans"). Seller has furnished Buyers with the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C/R (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

                 (b) All Seller Employee Plans have been maintained and operated in all material respects in accordance with their terms and the material requirements of all applicable statutes, orders, rules and final regulations, including, without limitation, to the extent applicable, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). All contributions required to be made to Seller Employee Plans have been made or reserved.

                (c) With respect to each of the Seller Employee Plans which is a pension plan (as defined in
          Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and such determination letter may still be relied upon, and each related trust is exempt from taxation under
          Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.19(a)), exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits;
          (iii) there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or
          Section 406 of ERISA, which could subject any Pension Plan or associated trust, or Seller or any of the Seller Subsidiaries, to any material tax or penalty;
          (iv) no defined benefit Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1991; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA.

               (d) Except as disclosed in Schedule 2.19(d) or as reflected on the Seller Financial Statements or the notes thereto, neither Seller nor any of the Seller Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.
                               -18-

                 (e) Neither Seller nor any of the Seller Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

                (f)   Except  as  disclosed in Schedule  2.19(f),
          neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any of the Seller Subsidiaries from any of such entities,
          (ii) increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, the Seller Subsidiaries or Buyers to or with respect to any employee or former employee of Seller or any of the Seller Subsidiaries will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

          2.20 Conduct of Seller to Date.
From  and after September 30, 1997 through  the  date   of  this
Agreement, except as set forth in the Seller Financial Statements and the Seller Reports: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) except upon the exercise of Seller Stock Options, neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller or the Seller Subsidiaries;
(iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization;
(iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any of the Seller Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business or in connection with the transactions contemplated by this Agreement, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business;
(vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any of the Seller Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy,
(B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing;
(ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance;
(x) neither Seller nor any of the Seller Subsidiaries has canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and the Seller Subsidiaries; and (xi) neither Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business, except in connection with the transactions contemplated by this Agreement.
                               -19-

          2.21 Absence of Undisclosed Liabilities.

                (a)  As of September 30, 1997, neither Seller nor
          any of the Seller Subsidiaries has any debts, liabilities or obligations equal to or exceeding $50,000, individually or $100,000 in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which are required to be reflected in the Seller Financial Statements or the notes thereto in accordance with GAAP except:

                          (i)   debts, liabilities or obligations
               reflected on the Seller Financial Statements and the notes thereto;

                           (ii)  operating  leases  reflected  on
               Schedule 2.11(b); and

                            (iii)       debts,   liabilities   or
               obligations incurred since September 30, 1997 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits and none of which have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                 (b) Neither Seller nor any of the Seller Subsidiaries was as of September 30, 1997, or since such date to the date hereof, a party to any contract or agreement, excluding deposits, loan agreements, and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business, that had, has or may be reasonably expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

          2.22 Proxy Statement, Etc.
None of the information regarding Seller or any of the Seller Subsidiaries to be supplied by Seller for inclusion or included in (i) the Registration Statement on Form S-4 to be filed with the SEC by Mercantile for the purpose of registering the shares of Mercantile Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the Proxy Statement to be mailed to Seller's shareholders in connection with the meeting to be called to consider this Agreement and the Merger (the "Proxy Statement") or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Seller or any of the Seller Subsidiaries is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.
                                -20-

          2.23 Registration Obligations.
Neither Seller nor any of the Seller Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

          2.24 Tax, Regulatory and Accounting Matters.
Neither Seller nor any of the Seller Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within  the meaning  of Section 368 of the Code,  (ii)
materially impede or delay  receipt of   any   approval  referred  to  in
Section  6.01(b)  or   the consummation  of the transactions contemplated
by this Agreement or (iii) prevent or impede the transactions contemplated hereby from qualifying for pooling-of-interests accounting treatment.

          2.25 Brokers and Finders.
Except for Morgan Stanley & Co., Incorporated, neither Seller nor any of the Seller Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          2.26 Interest Rate Risk Management Instruments

               (a) Set forth on Schedule 2.26(a) is a list as of the date hereof of all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of the Seller Subsidiaries is a party or by which any of their properties or assets may be bound.

                (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of the Seller Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Seller, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Seller or a Seller Subsidiary and are in full force and effect. Seller and each of the Seller Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of Seller, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

          2.27 Accuracy of Information.
The statements contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

          2.28 Year 2000 Compliant.
To  the  best knowledge of Seller, all computer software    and
hardware utilized by Seller or any Seller Subsidiary is, or Seller has taken all required steps to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1990-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and data bases. All computer software is, or Seller has taken steps (including obtaining warranties from the vendors thereof in respect of compliance) to ensure that all computer software will
                                -21-

be, designed to be used prior to, during and after the calendar year 2000 A.D., and such software will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.


ARTICLE III


          REPRESENTATIONS AND WARRANTIES OF THE BUYERS

           As an inducement to Seller to enter into and perform its obligations under this Agreement, and notwithstanding any examinations, inspections, audits or other investigations made by Seller, the Buyers hereby represent and warrant to Seller as follows:

          3.01 Organization and Authority.
Mercantile and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of the State of Missouri, are each qualified to do business and are each in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified would not have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole. Each of Mercantile and Merger Sub is registered as a bank holding company with the Federal Reserve Board under the BHCA.

          3.02 Capitalization of Mercantile.
The authorized capital stock of Mercantile consists of (i) 200,000,000 shares of Mercantile Common Stock, of which, as of December 31, 1997, 130,669,990 shares were issued and 130,508,090 were outstanding and (ii) 5,000,000 shares of preferred stock, no par value ("Mercantile Preferred Stock"), issuable in series, of which as of the date hereof, no shares were issued and outstanding. Mercantile has designated 2,000,000 shares of Mercantile Preferred Stock as "Series A Junior Participating Preferred Stock" and has reserved such shares under a Rights Agreement dated May 23, 1988 between Mercantile and Mercantile Bank National Association, as Rights Agent (the "Rights Agreement" and, the rights to be issued pursuant thereto, the "Rights"). As of December 31, 1997, Mercantile had reserved:
(i) 14,840,856 shares of Mercantile Common Stock for issuance under Mercantile's Shareholder Investment Plan (the "Investment Plan") and various employee and/or director stock option, incentive and/or benefit plans ("Mercantile Employee/Director Stock Grants"); (ii) 2,550,000 shares of Mercantile Common Stock for issuance upon the acquisition of Horizon Bancorp, Inc. ("Horizon") pursuant to the Agreement and Plan of Merger, dated as of July 31, 1997, by and among Mercantile, Merger Sub and Horizon; and (iii) 951,380 shares of Mercantile Common Stock for issuance upon the acquisition of Homecorp, Inc. ("Homecorp") pursuant to the Agreement and Plan of Merger, dated as of October 29, 1997, by and among Mercantile, Merger Sub and Homecorp. From December 31, 1997 through the date of this Agreement, no shares of Mercantile Common Stock have been issued, excluding any such shares which may have been issued in connection with the Investment Plan or Mercantile Employee/Director Stock Grants.

           Mercantile continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Equity Securities. In addition, prior to the Effective Time, Mercantile may, depending on market conditions and other factors, otherwise determine to
                                -22-

issue equity, equity-linked or other securities for financing purposes or repurchase its outstanding Equity Securities. Notwithstanding the foregoing, neither Mercantile nor any Mercantile Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance and neither
Mercantile  nor  Merger  Sub  will take  any  action  that  would
(i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement or (iii) prevent or impede the Merger from qualifying for pooling-of-interests accounting treatment. Except as set forth above, there are no other Equity Securities of Mercantile outstanding. All of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Mercantile. At the Effective Time, the Mercantile Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable, will not be issued in
violation   of  any  preemptive  right  of  any  shareholder   of
Mercantile.

          3.03 Authorization.

                (a) Mercantile and Merger Sub each have the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery and performance of this Agreement by Mercantile and Merger Sub and the consummation by Mercantile and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of
          Mercantile and Merger Sub. Subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Mercantile and Merger Sub enforceable against each in accordance with its terms.

                 (b)    Neither   the  execution,  delivery   and
          performance by Mercantile and Merger Sub of this Agreement, nor the consummation by Mercantile and Merger Sub of the transactions contemplated hereby, nor compliance by Mercantile and Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Mercantile or Merger Sub under any of the terms, conditions or provisions of (x) their respective Articles of Incorporation or By-Laws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or Merger Sub is a party or by which they may be bound, or to which Mercantile or Merger Sub or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 3.03, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or Merger Sub or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

                 (c) Other than in connection with or in compliance with the provisions of the Missouri Statute, the KBCA, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the FDI Act or
                               -23-

          any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile and Merger Sub of the transactions contemplated by this Agreement.

          3.04 Mercantile Financial Statements.
The supplemental consolidated balance sheets of Mercantile and its Subsidiaries as of December 31, 1996, 1995 and 1994 and related supplemental consolidated statements of income, changes in shareholders'equity and cash flows for each of the three years in  the period ended December 31, 1996, together with  the notes thereto, audited by KPMG Peat Marwick LLP, as  filed  with the
EC on Form 8-K dated May 13, 1997 and the consolidated balance sheets and related statements of income, changes in shareholders' equity and cash flows as of, and for each of the nine month periods ended, September 30, 1997 and 1996, as filed with the SEC on Form 10-Q for the quarter ended September 30,1997 (collectively, the "Mercantile Financial Statements"), have been prepared in accordance
with  GAAP,  present  fairly  the consolidated   financial   position
of   Mercantile   and   its Subsidiaries at the dates thereof and the
consolidated results of operations,  changes in shareholders' equity and cash flows of Mercantile and its Subsidiaries for the periods stated therein and are derived from the books and records of Mercantile and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good
business   practices.   Neither  Mercantile  nor   any   of   its
Subsidiaries has any material contingent liabilities that are not described in the Mercantile Financial Statements.

          3.05 Mercantile Reports.
Since January 1, 1995, each of Mercantile and its Subsidiaries has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to
file  with  any  Regulatory  Authority.   All  such  reports  and
statements   filed  with  any  such  Regulatory   Authority   are
collectively referred to herein as the "Mercantile Reports."   As
of its respective date, each Mercantile Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.06 Material Adverse Effect.
Since  September 30, 1997, there has been no Material  Adverse
Effect on Mercantile and its Subsidiaries, taken as a whole.

          3.07 Registration Statement, Etc.
None of the information regarding Mercantile or any of its Subsidiaries to be supplied by Buyers for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or
(iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Mercantile or Merger Sub are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          3.08 Brokers and Finders.
Neither Mercantile, Merger Sub nor any of their respective officers, directors or employees has employed
                                -24-

any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Mercantile or Merger Sub in connection with this Agreement or the transactions contemplated hereby.

          3.09 Accuracy of Information.
The statements contained in this Agreement and any other written document executed and delivered by or on behalf of Buyers pursuant to the terms of this Agreement are true and correct as of the date hereof in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.


                           ARTICLE IV

        CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

          4.01 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the
Effective Time, Seller and each of the Seller Subsidiaries shall conduct their businesses according to the ordinary and usual course consistent with past and current practices and shall use their best efforts to maintain and preserve their business organization, employees and advantageous business relationships and retain the services of their officers and key employees.

          4.02 Forbearances of Seller.
Except as set forth in Schedule 4.02, and except to the extent required by law, regulation or Regulatory Authority, or with the prior written consent of Buyers (unless otherwise specifically noted in this Section 4.02), during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to:

                (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller Subsidiaries to Seller or to another of the Seller Subsidiaries), except that Seller may declare and pay regular quarterly cash dividends of not more than $0.14 per share on the Seller Common Stock; provided, however, that Seller shall not declare or pay a quarterly dividend for any quarter in which Seller shareholders will be entitled to receive a regular quarterly dividend on the shares of Mercantile Common Stock to be issued in the Merger;

               (b) enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except
          (i)  normal  individual increases  in  compensation  to
          employees consistent with past practice, (ii) as required by law or contract, (iii) such increases of which Seller notifies Buyers in writing and which Buyers do not disapprove within 10 days of the receipt of such notice and (iv) pursuant to the provisions of
          Section 5.10 hereof;

                (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;
                                -25-

                (d) propose or adopt any amendments to its Articles of Incorporation or other charter document or By-Laws;

                (e) issue, sell, grant, confer or award any of its Equity Securities, except that the Seller may issue shares of Seller Common Stock upon exercise of the Seller Stock Options outstanding on the date of this Agreement and pursuant to the option granted to Mercantile in connection with the transaction contemplated by this Agreement, or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

                (f) purchase, redeem, retire, repurchase or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

                (g) without first consulting with and obtaining the written consent of Mercantile, cause or permit Citizens to enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount equal to or in excess of $1,000,000 or in any amount which, when aggregated with any and all loans or credit commitments of Seller and the Seller Subsidiaries to such person or entity, would be equal to or in excess of $1,000,000; provided, however, that Seller or any of the Seller Subsidiaries may make any such loan or credit commitment in the event
          (A) Seller or any Seller Subsidiary has delivered to Buyers or their designated representative a notice of its intention to make such loan and such information as Buyers or their designated representative may reasonably require in respect thereof and (B) Buyers or their designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two
          (2) business days following the delivery to Buyers or their designated representative of the notice of intention and information as aforesaid; provided further, however, that nothing in this paragraph shall prohibit Seller or any Seller Subsidiary from honoring any contractual obligation in existence on the date of this Agreement. Notwithstanding this Section 4.02(g), Seller shall be authorized without first consulting with Buyers or obtaining Buyers' prior written consent, to cause or permit Citizens to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases shall not be in excess of the lesser of 10% of such Pre-Existing Facilities or $25,000;

               (h) directly or indirectly (including through its officers, directors, employees or other representatives) (i) initiate, solicit or encourage any discussions, inquiries or proposals with any third party (other than Buyers) relating to the disposition of any significant portion of the business or assets of Seller or any of the Seller Subsidiaries or the acquisition of Equity Securities of Seller or any of the Seller Subsidiaries or the merger of Seller or any of the Seller Subsidiaries with any person (other than Buyers) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), (ii) provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and
                                -26-

          Seller shall promptly notify Buyers orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

                (i) take any action that would (i) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of
          Section 368 of the Code, (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement, or (iii) prevent or impede the Merger from qualifying for pooling-of-interests accounting treatment;

               (j) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

                 (k)    materially  restructure  or  change   its
          investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions for its own account of greater than $2,000,000 for U.S. Treasury or Federal Agency Securities and $250,000 for all other investment instruments;

                (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; or

                (m) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Seller or any of the Seller Subsidiaries, any holder of 10% or more of the outstanding shares of Seller Common Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to  be  regulated  in  12 U.S.C.  371c  and  12  U.S.C.
            371c-1,  without  first obtaining the  prior  written
          consent   of  Buyers,  which  consent  shall   not   be
          unreasonably withheld.  For purposes of this subsection
          (m), "control" shall have the meaning associated with that term under 12 U.S.C. 371c.

          4.03 Forbearances of the Buyers.
During the period from the date of this Agreement to the Closing Date, the Buyers shall not, without the prior consent of Seller, agree in writing or otherwise to engage in any activity, enter into any transaction or take or omit to take any other action:

                 (a) that would (i) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Mercantile or Seller to obtain any necessary approvals of any Regulatory Authority required for the transactions contemplated by this
                               -27-

          Agreement  or  to perform its covenants and  agreements
          under  this  Agreement, or (iii) prevent or impede  the
          Merger   from   qualifying   for   pooling-of-interests
          accounting treatment; or

                (b) which would make any of the representations and warranties of Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.



                            ARTICLE V

                      ADDITIONAL AGREEMENTS

          5.01 Access and Information; Due Diligence.
Buyers and Seller shall each afford to the other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each party shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries which is not otherwise public knowledge, (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the other party or any of its Subsidiaries to such other party or its Subsidiaries and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

          5.02 Registration Statement; Regulatory Matters.

                (a)  Mercantile shall prepare and, subject to the
          review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy materials) with respect to the shares of Mercantile Common Stock to be issued in the Merger and the exercise of the Seller Stock Options after the Effective Time. Mercantile shall promptly prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, use its best efforts to file as soon as is reasonably practicable an application for approval of the Merger with the Federal Reserve Board, and such additional regulatory authorities as may require an application, and shall use its best efforts to cause the Registration Statement to become effective. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares and the exercise of such options, and Seller and the Seller
          Subsidiaries shall furnish Mercantile all information concerning Seller and the Seller Subsidiaries and the shareholders thereof as Mercantile may reasonably request in connection with any such action.

                (b)   Seller and Buyers shall cooperate  and  use
          their   respective   best  efforts   to   prepare   all
          documentation, to effect all filings and to obtain  all
                                -28-

          permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Mercantile, to consummate such other transactions by and among Mercantile's Subsidiaries and the Seller Subsidiaries concurrently with or following the Effective Time, provided, however, that such actions do not: (i) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; (ii) materially impede or delay the receipt of any approval referred to in
          Section 6.01(b); (iii) prevent or impede the transactions contemplated hereby from qualifying for pooling-of-interests accounting treatment unless Buyers first waive Seller's covenants in Sections 5.02(b) and
          5.16 hereof and the condition to Buyers' obligation to consummate the Merger set forth in Section 6.03(f) hereof; or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement.

          5.03 Shareholder Approval.
Seller shall call a special meeting of its shareholders to be held as soon as is reasonably possible for the purpose of voting upon this Agreement and the Merger and related matters. In connection with such meeting, Mercantile shall prepare, subject to the review and consent of Seller, the Proxy Statement (which shall be part of the Registration Statement to be filed with the SEC by Mercantile) and mail the same to the shareholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's shareholders the matters to be voted upon at such meeting. The Board of Directors of Seller hereby does and, subject to the fiduciary duties of the Seller's Board of Directors, as advised by outside legal counsel, will recommend this Agreement and the transactions contemplated hereby to the shareholders of Seller and use its reasonable best efforts to obtain any vote of Seller's shareholders necessary for the approval of this Agreement. Buyers and Seller agree that the special meeting of Seller's shareholders shall be scheduled as of a date which is mutually acceptable to Buyers and Seller and, subject to Section 1.03 hereof, as close as practicable to the Closing Date.

          5.04 Current Information.
During the period from the date of this Agreement to the Closing Date, (i) each party will promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party and (ii) Mercantile shall promptly furnish to the Seller copies of all filings by Mercantile with each of the Federal Reserve Board and the SEC. Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) the occurrence of any event which could cause any representation or warranty of such party or any schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect; (b) any Material Adverse Effect; (c) the issuance or commencement of any governmental and/or regulatory agency complaint, investigation or hearing or any communications indicating that the same may be contemplated and, as to any such matter which shall now or hereafter be in effect, any communications pertaining thereto; or (d) the institution or the threat of any material litigation involving such party.
                               -29-

          5.05 Conforming Entries.

                (a) Notwithstanding that Seller believes that Seller and Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Seller recognizes that Buyers may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement, Seller and Buyers shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyers, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

                (b)  In addition, from and after the date of this
          Agreement,   Seller  and  Buyers  shall   consult   and
          cooperate with each other with respect to determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-
          off   or   write-down  of  various  assets  and   other
          appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Seller,
          based   upon   such  consultation  and  as  hereinafter
          provided.

               (c) Seller and Buyers shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges, if any, related to or to be incurred in connection with the Merger.

                (d) With respect to clauses (a) through (c) of this Section 5.05, it is the objective of Mercantile and Seller that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with GAAP.

          5.06 Environmental Reports.
Buyers may perform, as soon as reasonably practicable, but not later than ninety (90) days after the date hereof, a phase one environmental investigation and/or asbestos survey by Environmental Operations, Inc. or any other firm designated by Buyers, or any of them, on all real property owned, leased or operated by Seller or any of the Seller Subsidiaries as of the date hereof (but excluding space in retail and similar establishments leased by Seller for automatic teller machines or leased bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within fifteen (15) days after being notified by Sellers of the acquisition or lease of any real property acquired or leased by Seller or any of the Seller Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Seller for automatic teller machines or leased bank facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property). If the results of the phase one investigation indicate, in
Buyers' reasonable opinion, that additional investigation is warranted, Buyers may perform, at Buyers' expense, a phase two subsurface investigation or investigations by Environmental Operations, Inc. on properties deemed to warrant such additional study. Buyers shall perform any such phase two investigation as soon as reasonably practicable after receipt of the phase one report(s) for such properties and, in any event, shall notify Seller and Environmental Operations, Inc. within fifteen (15)
days after receipt of the phase one report that Environmental Operations, Inc. should promptly commence any such phase two investigation. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law or
(ii) recommended by Environmental Operations, Inc. in such phase one or two report or reports, in the aggregate, exceed the sum of
                               -30-

$1,000,000, as reasonably estimated by Environmental Operations, Inc., or if the cost of such actions or measures cannot be so reasonably estimated by Environmental Operations, Inc. to be such amounts or less with any reasonable degree of certainty, Buyers shall have the right pursuant to Section 7.01(e) hereof, for a period of fifteen (15) business days following receipt from Environmental Operations, Inc. of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement.

          5.07 Agreements of Affiliates.
Set forth as Schedule 5.07 is a list (which includes all individual and beneficial ownership and also identifies how all such beneficially owned shares are registered on the stock record book of Seller) of all persons whom Seller believes to be "affiliates" of Seller for purposes of Rule 145 under the Securities Act and for pooling-of-interests accounting treatment. Seller shall use its best efforts to cause each person who is identified as an "affiliate" to deliver to Mercantile, as of the date hereof, or as soon as practicable hereafter, a written agreement in substantially the form set forth as Exhibit A to this Agreement providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Mercantile Common Stock to be received by such person in the Merger during the period designated in such letter and thereafter in compliance with the applicable provisions of the Securities Act. Prior to the Closing Date, and via letter, Seller shall amend and supplement Schedule 5.07 and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as provided in this Section 5.07.

          5.08 Expenses.
Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger; provided, however, that any and all fees (excluding reasonable out-of-pocket expenses) paid by Seller to its legal counsel, Wyatt, Tarrant & Combs, related to the preparation of this Agreement and all other agreements and documentation in connection with the consummation of the transactions contemplated herein, shall not exceed $100,000; provided further, however, that Buyers shall pay all printing expenses and filing fees incurred in connection with this Agreement, the Registration Statement and the Proxy Statement.

          5.09 Miscellaneous Agreements and Consents.

                (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyers, desirable for the consummation of the transactions contemplated by this Agreement.

                (b)   Seller, prior to the Effective Time,  shall
          (i) consult and cooperate with Buyers regarding the implementation of those policies and procedures established by Buyers for its governance and that of its Subsidiaries and not otherwise referenced in
          Section 5.05 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonable request of Buyers, conform Seller's existing policies and procedures in respect of such
                                -31-

          matters to Buyers' policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyers' policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation or requirement of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby.

          5.10 Employee Agreements and Benefits.

                (a) Following the Effective Time, Buyers shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance and other compensation contracts set forth on Schedule 2.11(b) between Seller, any of the Seller Subsidiaries, and any current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Seller Employee Plans.

                (b) Subject to Section 5.15, the provisions of the Seller Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Equity Securities of Seller or any of the Seller Subsidiaries shall be deleted and terminated as of the Effective Time.

                (c) Except as set forth in Section 5.10(b) hereof, the Seller Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of Seller and the Seller Subsidiaries are integrated into Mercantile's employee benefit plans that are available to other employees of Mercantile and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Mercantile shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries into Mercantile's employee benefit plans available to other employees of Mercantile and its Subsidiaries as soon as practicable after the Effective Time, with (i) full credit for prior service with Seller or any of the Seller Subsidiaries for purposes of vesting and eligibility for participation and benefit allocation (but not benefit accruals under any defined benefit plan), and co-payments and deductibles, (ii) waiver of all waiting periods, evidence of insurability and pre-existing condition exclusions or penalties, and (iii) full credit for claims arising prior to the Effective Time for purposes of deductibles, out-of-pocket maximums, benefit maximums and all other similar limitations for the applicable plan year in which the Merger is consummated.

          5.11 Press Releases.
Seller and the Buyers shall consult with each other as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

          5.12 State Takeover Statutes.
Seller   will  take  all  steps  necessary  to  exempt   the
transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.
                                -32-


          5.13 Directors' and Officers' Indemnification. Mercantile agrees that the Merger shall not affect or diminish any of the duties and obligations of indemnification of Seller or any of the Seller Subsidiaries existing as of the Effective Time in favor of employees, agents, directors or officers of Seller or any of the Seller Subsidiaries arising by virtue of its Articles of Incorporation, Charter or By-Laws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and Mercantile shall continue such duties and obligations in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. To the extent that Seller's existing directors' and officers' liability insurance policy would provide coverage for any action or omission occurring prior to the Effective Time, Seller agrees to give proper notice to the insurance carrier and to Mercantile of any potential claim thereunder so as to preserve Seller's rights to such insurance coverage. Mercantile represents that the directors' and officers' liability insurance policy maintained by it provides for coverage of "prior acts" for directors and officers of entities acquired by Mercantile including Seller and the Seller Subsidiaries on and after the Effective Time. After the Effective Time, Mercantile will provide, or cause to be provided, such coverage to the officers and directors of Seller to the same extent as provided to officer and directors of Mercantile's other Subsidiaries.

          5.14 Tax Opinion Certificates.
Seller shall cause such of its executive officers, directors and/or holders of one percent (1%) or more of the Seller Common Stock (including shares beneficially held or constructively owned) as may be reasonably requested by Thompson Coburn to timely execute and deliver to Thompson Coburn certificates substantially in the form of Exhibit B or Exhibit C hereto, as the case may be.

          5.15 Employee Stock Options.

                (a) At the Effective Time, all rights with respect to Seller Common Stock pursuant to Seller Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Mercantile Common Stock, and Mercantile shall assume all Seller Stock Options in accordance with the terms of the Seller Stock Plan under which it was issued and the Seller Stock Option Agreement by which it is evidenced. From and after the Effective Time, (i) each Seller Stock Option assumed by Mercantile shall be exercised solely for shares of Mercantile Common Stock, (ii) the number of shares of Mercantile Common Stock subject to each Seller Stock Option shall be equal to the number of shares of Seller Common Stock subject to such Seller Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Seller Stock Option shall be adjusted by dividing the per share exercise price under such Seller Stock Option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each Seller Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in the Code, as to any Seller Stock Option that is an "incentive stock option" as defined under the Code.

               (b) The shares of Mercantile Common Stock covered by the Seller Stock Options shall be covered by an effective registration statement filed on Form S-8 with the SEC and shall be duly authorized, validly issued and in compliance with all applicable federal and state
                                -33-


          securities laws, fully paid and nonassessable and not subject to or in violation of any preemptive rights. Mercantile shall maintain the effectiveness of such registration statement (and maintain current status of the prospectus contained therein) for as long as such options remain outstanding. Mercantile shall at and after the Effective Time have reserved sufficient shares of Mercantile Common Stock for issuance with respect to such options. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares.

          5.16 Best Efforts to Insure Pooling.
Each of Mercantile and Seller undertakes and agrees to use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.



                           ARTICLE VI

                           CONDITIONS

           6.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                (a) Shareholder Approval. The approval of this Agreement and the Merger shall have received the requisite vote of shareholders of Seller at the special meeting of shareholders called pursuant to Section 5.03 hereof.

                (b) Regulatory Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Federal Reserve Board, the Kentucky Department of Financial Institutions and any other federal and/or state regulatory agencies whose approval is required for consummation of the transactions contemplated hereby and all requisite waiting periods imposed by the foregoing shall have expired.

               (c)  Effectiveness of Registration Statement.  The
          Registration   Statement  shall  have   been   declared
          effective and shall not be subject to a stop order or any threatened stop order.

                (d)   No  Judicial Prohibition.  Neither  Seller,
          Mercantile nor Merger Sub shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

               (e) Tax Opinion. Each of Buyers and Seller shall have received from Thompson Coburn an opinion (which opinion shall not have been withdrawn at or prior to the Effective Time) reasonably satisfactory in form and substance to it to the effect that (i) the Merger will constitute a reorganization within the meaning of
          Section 368 of the Code, (ii) each of the Buyers and Seller will constitute a "party to the reorganization" within the meaning of Section 368(b) of the Code, and
          (iii) consequently, Code Sections 361, 362 and 1032 will apply to the parties to the reorganization as appropriate, subject to any applicable statutory, regulatory or judicial limitations, and, to the effect that, as a result of the Merger, except with respect to fractional share interests and assuming that such
                                -34-

          Seller Common Stock is a capital asset in the hands of the holder thereof at the Effective Time, (A) holders of Seller Common Stock who receive Mercantile Common Stock in the Merger will not recognize gain or loss for federal income tax purposes on the receipt of such stock, (B) the basis of such Mercantile Common Stock will equal the basis of the Seller Common Stock for which it is exchanged, and (C) and the holding period of such Mercantile Common Stock will include the holding period of the Seller Common Stock for which it is exchanged.

          6.02 Conditions to Obligations of Seller.
The obligations of Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective
Time of the following additional conditions:

                 (a) Representations and Warranties. The representations and warranties of Buyers set forth in
          Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Mercantile and its Subsidiaries, taken as a whole, and (iii) for the effect of transactions contemplated by this Agreement), and Seller shall have received a certificate of any Executive Vice President of Mercantile, signing solely in his capacity as an officer of Mercantile, to such effect.

                (b) Performance of Obligations. Buyers shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of any Executive Vice President of Mercantile, signing solely in his capacity as an officer of Mercantile, to that effect.

                (c) Permits, Authorizations, etc. Buyers shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

                (d) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material
          Adverse Effect on Mercantile and its Subsidiaries, taken as a whole.

                (e) Opinion of Counsel. Mercantile shall have delivered to Seller an opinion of Mercantile's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit D to this Agreement.

                (f)   Listing Approval.  The shares of Mercantile
          Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          6.03 Conditions to Obligations of the Buyers.
The obligations of the Buyers to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:
                                -35-

                 (a) Representations and Warranties. The representations and warranties of Seller set forth in
          Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, and (iii) for the effect of transactions contemplated by this Agreement) and Buyers shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Seller, signing solely in their capacities as officers of Seller, to such effect.

                (b) Performance of Obligations. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyers shall have received a certificate of the Chief Executive Officer and Chief Financial Officer, signing solely in their capacities as officers of Seller, to that effect.

                (c) Permits, Authorizations, etc. Seller shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

                (d) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material
          Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                (e) Opinion of Counsel. Seller shall have delivered to Buyers an opinion of Seller's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit E to this Agreement.

                (f) Pooling Letter. The Buyers shall have received as soon as practicable after the date of this Agreement an opinion of KPMG Peat Marwick LLP, reasonably satisfactory in form and substance to the Buyers, to the effect that the Merger will qualify for pooling-of-interests accounting treatment, which opinion shall have not been withdrawn.



                           ARTICLE VII

                TERMINATION, AMENDMENT AND WAIVER

          7.01 Termination.
This  Agreement may be terminated at any time  prior  to  the
Closing   Date,   whether  before  or  after  approval   by   the
shareholders of Seller:

                (a) by mutual consent by the Executive Committee of the Board of Directors of Mercantile and by the Board of Directors of Seller;
                                -36-

                (b) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Seller at any time after December 31, 1998 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

                (c) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Seller if (i) the Federal Reserve Board or any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Merger and such denial has become final and nonappealable or
          (ii) the shareholders of Seller shall not have approved this Agreement at the meeting referred to in
          Section 5.03;

                (d) by the Executive Committee of the Board of Directors of Mercantile, on the one hand, or by the Board of Directors of Seller, on the other hand, in the event of a material volitional breach by the other party to this Agreement of any representation, warranty, covenant or agreement contained herein, which breach is not cured within 30 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period; or

                (e) by the Executive Committee of the Board of Directors of Mercantile pursuant to and in accordance with the provisions of Section 5.06 hereof.

          7.02 Effect of Termination.
In the event of termination of this Agreement as provided  in
Section 7.01 above, this Agreement shall forthwith become void and there shall be no liability on the part of Buyers or Seller or their respective officers or directors except as set forth in the second sentence of Section 5.01 and in Sections 5.08 and 8.02, and except that no termination of this Agreement pursuant to Section 7.01(d) shall relieve the breaching party of any liability to the non-breaching party hereto arising from the intentional, deliberate or willful breach of any representation, warranty, covenant or agreement contained herein, after giving notice to such breaching party and an opportunity to cure as set forth in Section 7.01(d).

          7.03 Amendment.
This Agreement, the Exhibits and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of the Executive Committee of the Board of Directors of Mercantile and the respective Boards of Directors of Merger Sub or Seller, at any time before or after approval of this Agreement by the shareholders of Seller; provided, however, that after any such approval by the shareholders of Seller no such modification shall
(A) alter or change the amount or kind of Merger Consideration to be received by holders of Seller Common Stock as provided in this Agreement or (B) adversely affect the tax treatment to Seller shareholders as a result of the receipt of the Merger Consideration. This Agreement, the Exhibits and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of Buyers and Seller.

          7.04 Waiver.
Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders or shareholders, as the case may be, are, entitled to the benefits thereof.
                                -37-

                          ARTICLE VIII

                       GENERAL PROVISIONS

           8.01 Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of  the parties  which  are contained herein and each such representation and  warranty  shall survive such investigation.  Except  as  set forth below in this Section 8.01, all representations, warranties and  agreements in this Agreement of Buyers and Seller or in  any instrument  delivered  by  Buyers or Seller  pursuant  to  or  in connection with this Agreement shall expire at the Effective Time or  upon  termination  of this Agreement in accordance  with  its
terms.   In  the  event  of  consummation  of  the  Merger,   the
agreements  contained  in or referred to in  Sections  1.05-1.11,
5.02(b),  5.08, 5.10, 5.13 and 5.15 shall survive  the  Effective
Time.   In  the  event  of  termination  of  this  Agreement   in
accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01 and Sections
5.08, 7.02 and 8.02 shall survive such termination.

          8.02 Indemnification.
Buyers and Seller (hereinafter, in such capacity being referred to as the "Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (a) arise primarily out of any information furnished to the Indemnified Party by the Indemnifying Party and included in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement, or in any amendment therefor or supplement thereof, or are based primarily upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement, or in any amendment thereof or supplement thereto, and provided for inclusion thereof by the Indemnifying Party or (b) arise primarily out of or are based primarily upon the omission or alleged omission by the Indemnifying Party to state in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement, or in any amendment thereof, a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          8.03 No Assignment; Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including any corporation deemed to be a successor corporation of any of the parties by operation of law) and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned (except by operation of law) by any party hereto without the prior written consent of all other parties, and any purported transfer or assignment in violation of this Section 8.03 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof except for Sections 1.09, 1.10, 1.11, 5.10, 5.13, 5.15 and 8.02 which may be enforced against Mercantile or Seller, as the case may be, by the parties therein identified or described.

          8.04 Severability.
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be
                                -38-

held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

          8.05 No Implied Waiver.
No failure or delay on the part of any party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          8.06 Headings.
Article, section, subsection and paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          8.07 Entire Agreement.
This   Agreement  and  the  Schedules  and  Exhibits  hereto
constitute the entire agreement between the parties with respect to the subject matter hereof, supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or
other  agreements  or  understandings with respect  thereto.   No
waiver, and no modification or amendment, of any provision of this Agreement, shall be effective unless specifically made in writing and duly signed by all parties thereto.

          8.08 Counterparts.
This Agreement may be executed in one or more counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          8.09 Notices.
All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (a) on the date given if delivered personally or by cable, telegram, telex or telecopy or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (i)    if to the Buyers:

                    Mercantile Bancorporation Inc.
                    Mercantile Tower
                    P.O. Box 524
                    St. Louis, MO 63166-0524
                    Attention:     John W. Rowe
                                   Executive Vice President
                                   Telecopy: (314) 425-2752

               Copy to:

                    Jon W. Bilstrom, Esq.
                    General Counsel
                    Mercantile Bancorporation Inc.
                    Mercantile Tower
                    P.O. Box 524
                    St. Louis, MO 63166-0524
                    Telecopy: (314) 425-1386
                                -39-


               and

                    Robert M. LaRose, Esq.
                    Thompson Coburn
                    One Mercantile Center
                    St. Louis, Missouri  63101
                    Telecopy: (314) 552-7000

               (ii) if to Seller:

                    CBT Corporation
                    333 Broadway
                    Paducah, Kentucky  42001
                    Attention:     William J. Jones
                                   President and Chief Executive Officer
                                   Telecopy: (502) 575-5113

               Copy to:

                    Stewart E. Conner, Esq.
                    Wyatt, Tarrant & Combs
                    Citizens Plaza
                    Louisville, Kentucky  40202-2898
                    Telecopy: (502) 589-0309

          8.10 Governing Law.
This Agreement shall be governed by and controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Missouri applicable to contracts made in that state.

          8.11 Knowledge.
"Knowledge" or `best knowledge" when used with respect to a person shall mean those facts that are known by the executive officers of such person.

          8.12 Time of Essence.
Time is of the essence to the performance of the obligations set forth in this Agreement.



    [the remainder of this page is left intentionally blank]
                                -40-

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be affixed hereto, all as of the date first written above.

Attest:                           MERCANTILE BANCORPORATION INC.



                                  By:
David W. Grant                      John W. Rowe
                                    Executive Vice
                                    President, Mercantile Bank National
                                    Association, Authorized Officer



Attest:                           AMERIBANC, INC.



                                  By:
David W. Grant                      John W. Rowe
                                    Vice President



Attest:                           CBT CORPORATION



                                  By:
John E. Sircy                       William J. Jones
                                    President and Chief Executive Officer
                                -41-

                     STOCK OPTION AGREEMENT


          STOCK OPTION AGREEMENT ("Option Agreement") dated as of

January  10, 1998, by and between MERCANTILE BANCORPORATION  INC.

("Buyer"),  a  Missouri corporation registered as a bank  holding company  under the Bank Holding Company Act of 1956,  as  amended

(the  "Holding  Company Act"), and CBT CORPORATION ("Seller"),  a

Kentucky  corporation registered as a bank holding company  under the Holding Company Act.

                      W I T N E S S E T H:

           WHEREAS, Buyer and Seller are prepared to execute  and

deliver  an  Agreement and Plan of Merger dated as of  even  date herewith  (the  "Merger Agreement") providing for the  merger  of

Seller with and into a wholly owned subsidiary of Buyer; and

           WHEREAS, as a condition to Buyer's entering  into  the

Merger  Agreement,  Buyer has required  that  Seller  agree,  and

Seller  has agreed, to grant to Buyer the option set forth herein to  purchase authorized but unissued shares of the common  stock,

no par value, of Seller ("Seller Common Stock").

          NOW, THEREFORE, in consideration of the premises herein

contained, the parties agree as follows:

          1.   Definitions.   Capitalized terms used but not

defined herein shall have the same meanings as in the Merger

Agreement.

           2.   Grant of Option.    Subject to the terms and

conditions set forth herein, Seller hereby grants  to  Buyer an  option (the "Option") to purchase up to 1,564,662 shares of  Seller Common Stock (representing approximately 19.9% of the issued and outstanding shares of Seller Common Stock) at a  price  per  share equal to $33.25 (the "Purchase  Price")

payable  in  cash as provided in Section 4  hereof.   In  no

event  shall  shares of Seller Common Stock  for  which  the

Option  is  exercisable  exceed  19.9%  of  the  issued  and
                               -1-

outstanding  shares of Seller Common Stock,  without  giving effect  to any shares subject to or issued pursuant  to  the

Option.

          3.   Exercise of Option.

                (a)   If not then in material breach of  the

Merger Agreement, Buyer may exercise the Option, in whole or in  part,  at  any time or from time to time if  a  Purchase

Event  (as  defined  below) shall have  occurred;  provided,

however, that:  (i) to the extent the Option shall not  have been  exercised,  it shall terminate and be  of  no  further force  and  effect  upon the earlier to  occur  of  (A)  the

Effective Time of the Merger and (B) the termination of  the

Merger  Agreement  in accordance with Article  VII  thereof,

provided that in the case of a termination by Buyer pursuant to  Section  7.01(d) arising from the volitional  breach  by

Seller   of  any  of  its  representations,  warranties   or

covenants  in  the  Merger Agreement, the Option  shall  not terminate  until the date that is 12 months  following  such termination; (ii) if the Option cannot be exercised on  such day  because  of any injunction, order or similar  restraint issued  by  a  court of competent jurisdiction,  the  Option shall expire on the 30th business day after such injunction,

order  or  restraint shall have been dissolved or when  such injunction,  order or restraint shall have become  permanent and  no  longer subject to appeal, as the case may  be;  and

(iii)  that any such exercise shall be subject to compliance with applicable law, including the Holding Company Act.

               (b)  As used herein, a "Purchase Event" shall

mean any of the following events:

                     (i)  Seller or any of its Subsidiaries,

          without having received prior written consent from

          Buyer,   shall  have  entered  into,   authorized,

          recommended,  proposed or publicly  announced  its

          intention  to enter into, authorize, recommend  or

          propose,    an    agreement,    arrangement     or

          understanding with any person (other than Buyer or
                                -2-

          any of its Subsidiaries) to (A) effect a merger or

          consolidation or similar transaction involving the

          acquisition  of Seller or any of its Subsidiaries,

          (B)  purchase, lease or otherwise acquire  15%  or

          more  of  the  assets  of Seller  or  any  of  its

          Subsidiaries or (C) purchase or otherwise  acquire

          (including by way of merger, consolidation,  share

          exchange   or   similar  transaction)   Beneficial

          Ownership of securities representing 15%  or  more

          of  the  voting  power of Seller  or  any  of  its

          Subsidiaries  (in each case, other than  any  such

          merger,  consolidation,  purchase,  lease,   share

          exchange  or similar transaction between or  among

          any two or more Seller Subsidiaries);

                     (ii)   any person (other than Buyer  or

          any   Subsidiary  of  Buyer,  or  Seller  or   any

          Subsidiary  of  Seller  in a  fiduciary  capacity)

          shall  have acquired Beneficial Ownership  or  the

          right  to acquire Beneficial Ownership of  15%  or

          more of the voting power of Seller; or

                     (iii)   the  holders of  Seller  Common

          Stock shall not have approved the Merger Agreement

          at  the meeting of such shareholders held for  the

          purpose  of  voting on the Merger Agreement,  such

          meeting  shall  not have been held or  shall  have

          been  canceled prior to termination of the  Merger

          Agreement in accordance with its terms or Seller's

          Board   of  Directors  shall  have  withdrawn   or

          modified   in  a  manner  adverse  to  Buyer   the

          recommendation of Seller's Board of Directors with

          respect  to  the Merger Agreement,  in  each  case

          after an Extension Event.

                (c)   As  used  herein, the term  "Extension

Event" shall mean any of the following events:

                     (i)   a  Purchase  Event  described  in

          Section 3(b)(i) or (ii) hereof;
                                -3-

                    (ii) any person (other than Buyer or any

          of  its  Subsidiaries) shall have "commenced"  (as

          such  term  is  defined in Rule  14d-2  under  the

          Exchange  Act), or shall have filed a registration

          statement  under the Securities Act  with  respect

          to,  a  tender offer or exchange offer to purchase

          shares  of  Seller Common Stock  such  that,  upon

          consummation of such offer, such person would have

          Beneficial  Ownership (as defined  below)  or  the

          right  to acquire Beneficial Ownership of  15%  or

          more of the voting power of Seller; or

                     (iii)     any person (other than  Buyer

          or  any  Subsidiary of Buyer,  or  Seller  or  any

          Subsidiary  of  Seller  in a  fiduciary  capacity)

          shall have publicly announced its willingness,  or

          shall  have  publicly  announced  a  proposal,  or

          publicly   disclosed  an  intention  to   make   a

          proposal, (x) to make an offer described in clause

          (ii)  above,  or  (y) to engage in  a  transaction

          described in clause (i) above.

                (d)   As  used herein, the terms "Beneficial

Ownership"  and "Beneficially Own" shall have  the  meanings ascribed to them in Rule 13d-3 under the Exchange Act.

                (e)   In  the event Buyer wishes to exercise

the Option, it shall deliver to Seller a written notice (the date of which being herein referred to as the "Notice Date")

specifying  (i)  the total number of shares  it  intends  to purchase pursuant to such exercise and (ii) a place and date not  earlier  than  ten  business days  nor  later  than  30 calendar days from the Notice Date for the closing  of  such purchase (the "Closing Date").
                                -4-

          4.   Payment and Delivery of Certificates.

                (a)  At the closing referred to in Section 3

hereof,  Buyer  shall pay to Seller the  aggregate  Purchase

Price  for  the  shares  of Seller  Common  Stock  purchased pursuant  to  the  exercise  of the  Option  in  immediately

available   funds  by  wire  transfer  to  a  bank   account

designated by Seller.

               (b)  At such closing, simultaneously with the

delivery  of cash as provided in Section 4(a), Seller  shall deliver  to Buyer a certificate or certificates representing the  number  of shares of Seller Common Stock  purchased  by

Buyer,  registered  in  the  name  of  Buyer  or  a  nominee designated  in writing by Buyer, and Buyer shall deliver  to

Seller a letter agreeing that Buyer shall not offer to sell,

pledge  or otherwise dispose of such shares in violation  of applicable law or the provisions of this Option Agreement.

               (c)  If at the time of issuance of any Seller

Common  Stock pursuant to any exercise of the Option, Seller shall  have  issued  any share purchase  rights  or  similar securities to holders of Seller Common Stock, then each such share  of  Seller  Common Stock shall also represent  rights with  terms  substantially the  same  as  and  at  least  as favorable  to  Buyer  as those issued to  other  holders  of

Seller Common Stock.

                (d)   Certificates for Seller  Common  Stock

delivered at any closing hereunder shall be endorsed with  a

restrictive   legend  which  shall  read  substantially   as

follows:

          The  transfer  of the shares  represented  by

          this   certificate  is  subject  to   certain

          provisions   of  an  agreement  between   the

          registered holder hereof and CBT CORPORATION,

          a  copy  of which is on file at the principal

          office  of  CBT  CORPORATION, and  to  resale

          restrictions arising under the Securities Act

          of 1933, as amended, and any applicable state

          securities  laws.  A copy of  such  agreement
                                -5-

          will be provided to the holder hereof without

          charge upon receipt by CBT CORPORATION  of  a

          written request therefor.

It  is understood and agreed that the above legend shall  be removed by delivery of substitute certificates without  such legend if Buyer shall have delivered to Seller an opinion of counsel,  in  form and substance reasonably satisfactory  to

Seller  and its counsel, to the effect that such  legend  is not  required  for purposes of the Securities  Act  and  any applicable state securities laws and this Option Agreement.

          5.   Authorization, etc.

               (a)  Seller hereby represents and warrants to

Buyer that:

                    (i)  Seller has full corporate authority

          to  execute and deliver this Option Agreement and,

          subject  to  Section  11(i),  to  consummate   the

          transactions contemplated hereby;

                      (ii)  such  execution,  delivery   and

          consummation have been authorized by the Board  of

          Directors   of  Seller,  and  no  other  corporate

          proceedings are necessary therefor;

                    (iii)     this Option Agreement has been

          duly  and  validly  executed  and  delivered   and

          represents  a valid and legally binding obligation

          of   Seller,   enforceable   against   Seller   in

          accordance with its terms; and

                     (iv)  Seller  has taken  all  necessary

          corporate  action  to authorize and  reserve  and,

          subject to Section 11(i), permit it to issue  and,

          at all times from the date hereof through the date

          of  the  exercise  in full or  the  expiration  or

          termination of the Option, shall have reserved for

          issuance  upon  exercise of the Option,  1,564,662

          shares of Seller Common Stock, all of which,  upon

          issuance   pursuant   hereto,   shall   be    duly
                                -6-

          authorized,   validly  issued,  fully   paid   and

          nonassessable,  and  shall be delivered  free  and

          clear   of   all   claims,  liens,   encumbrances,

          restrictions   (other  than  federal   and   state

          securities  restrictions) and  security  interests

          and not subject to any preemptive rights.

                (b)  Buyer hereby represents and warrants to

Seller that:

                     (i)  Buyer has full corporate authority

          to  execute and deliver this Option Agreement and,

          subject  to  Section  11(i),  to  consummate   the

          transactions contemplated hereby;

                      (ii)  such  execution,  delivery   and

          consummation have been authorized by all requisite

          corporate  action by Buyer, and no other corporate

          proceedings are necessary therefor;

                    (iii)     this Option Agreement has been

          duly  and  validly  executed  and  delivered   and

          represents  a valid and legally binding obligation

          of  Buyer, enforceable against Buyer in accordance

          with its terms; and

                     (iv)  any Seller Common Stock or  other

          securities acquired by Buyer upon exercise of  the

          Option will not be taken with a view to the public

          distribution  thereof and will not be  transferred

          or otherwise disposed of except in compliance with

          the Securities Act and applicable state law.

           6.    Adjustment  Upon Changes in Capitalization.

In  the event of any change in Seller Common Stock by reason of  stock  dividends,  split-ups, recapitalizations  or  the like,  the type and number of shares subject to the  Option,

and  the Purchase Price per share, as the case may be, shall be adjusted appropriately.  In the event that any additional shares  of Seller Common Stock are issued after the date  of this  Option  Agreement (other than  pursuant  to  an  event described  in  the  preceding sentence or pursuant  to  this
                                -7-

Option  Agreement), the number of shares  of  Seller  Common

Stock subject to the Option shall be adjusted so that, after such  issuance, it equals at least 19.9% of  the  number  of shares  of  Seller Common Stock then issued and outstanding,

without  giving effect to any shares of Seller Common  Stock subject to or issued pursuant to the Option.

          7.   Repurchase.

               (a)  Subject to the giving of any notices and

the  receipt  of  any approvals as contemplated  by  Section

11(i),  at the request of Buyer at any time commencing  upon the  first  occurrence  of  a Purchase  Event  described  in

Section   3(b)  hereof  and  ending  12  months  immediately

thereafter but not later than the termination of the  Option pursuant  to Section 3(a) hereof (the "Repurchase  Period"),

Seller  (or  any successor entity thereof) shall  repurchase the  Option from Buyer together with all (but not less  than all,  subject  to Section 10) shares of Seller Common  Stock purchased  by  Buyer pursuant hereto with respect  to  which

Buyer  then has Beneficial Ownership, at an aggregate  price

(per  share, the "Per Share Repurchase Price") equal to  the sum of:

                     (i)   The exercise price paid by  Buyer

          for  any  shares  of Seller Common Stock  acquired

          pursuant to the Option;

                     (ii)  The  difference between  (A)  the

          "Market/Tender Offer Price" for shares  of  Seller

          Common  Stock (defined as the higher  (x)  of  the

          highest  price  per  share at which  a  tender  or

          exchange offer has been made for shares of  Seller

          Common  Stock  or  (y) the highest  closing  sales

          price per share of Seller Common Stock reported by

          the  Nasdaq National Market, in each case for  any

          day  within that portion of the Repurchase  Period

          that  precedes the date Buyer gives notice of  the

          required repurchase under this Section 7) and  (B)

          the  exercise  price  as  determined  pursuant  to

          Section   2  hereof  (subject  to  adjustment   as
                                -8-

          provided  in Section 6), multiplied by the  number

          of  shares of Seller Common Stock with respect  to

          which the Option has not been exercised, but  only

          if  the Market/Tender Offer Price is greater  than

          such exercise price; and

                     (iii)      The  difference between  the

          Market/Tender  Offer Price and the exercise  price

          paid  by  Buyer  for any shares of  Seller  Common

          Stock  purchased pursuant to the exercise  of  the

          Option,  multiplied  by the number  of  shares  so

          purchased,  but  only  if the Market/Tender  Offer

          Price is greater than such exercise price.

                (b)  In the event Buyer exercises its rights

under this Section 7, Seller shall, within 10 business  days thereafter,  pay  the  required  amount  to  Buyer  by  wire transfer  of  immediately  available  funds  to  an  account designated by Buyer and Buyer shall surrender to Seller  the

Option  and the certificates evidencing the shares of Seller

Common  Stock  purchased thereunder with  respect  to  which

Buyer then has Beneficial Ownership, and Buyer shall warrant that  it  has sole record and Beneficial Ownership  of  such shares  and  that the same are free and clear of all  liens,

claims,  charges, restrictions and encumbrances of any  kind whatsoever.

                (c)   In determining the Market/Tender Offer

Price, the value of any consideration other than cash  shall

be   determined  by  an  independent  nationally  recognized

investment  banking  firm selected by Buyer  and  reasonably acceptable to Seller.

           8.    Repurchase  at Option of Seller  and  First

Refusal.

                (a)   Except to the extent that Buyer  shall

have previously exercised its rights under Section 7, at the request of Seller during the six-month period commencing  12 months  following the first occurrence of a Purchase  Event,

Seller  may repurchase from Buyer, and Buyer shall sell  the

Option  to Seller together with all (but not less than  all,

subject  to Section 10) of the Seller Common Stock  acquired
                                -9-

by Buyer pursuant hereto and with respect to which Buyer has

Beneficial  Ownership at the time of such  repurchase  at  a price  per  share equal to the greater of (i) the Per  Share

Repurchase  Price  or  (ii) the sum  of  (A)  the  aggregate

Purchase  Price  of  the  shares  so  repurchased  plus  (B)

interest on the aggregate Purchase Price paid for the shares so  repurchased  from the date of purchase to  the  date  of repurchase  at  the  highest rate of interest  announced  by

Buyer  as its prime or base lending or reference rate during such  period, less any dividends received on the  shares  so repurchased.  Any repurchase under this Section  8(a)  shall be consummated in accordance with Section 7(b).

                (b)  If, at any time after the occurrence of

a  Purchase  Event  and  prior to the  earlier  of  (i)  the expiration of 18 months immediately following such  Purchase

Event  or (ii) the expiration or termination of the  Option,

Buyer  shall  desire to sell, assign, transfer or  otherwise dispose of the Option or all or any of the shares of  Seller

Common Stock acquired by it pursuant to the Option, it shall give  Seller written notice of the proposed transaction  (an

"Offeror's  Notice"),  identifying the proposed  transferee,

and setting forth the terms of the proposed transaction.  An

Offeror's  Notice  shall be deemed  an  offer  by  Buyer  to

Seller, which may be accepted within 10 business days of the receipt  of  such Offeror's Notice, on the  same  terms  and conditions and at the same price at which Buyer is proposing to  transfer the Option or such shares to a third party.  In the  event the proposed transaction involves the sale of the

Option  or  the  shares  of Seller  Common  Stock  purchased pursuant  to  the  exercise of the Option for  consideration other  than cash, the value of such consideration  shall  be

determined   by   an   independent   nationally   recognized

investment  banking  firm selected by Buyer  and  reasonably acceptable  to  Seller.  The purchase of the Option  or  any such  shares  by Seller shall be closed within  10  business days  of  the  date of the acceptance of the offer  and  the purchase  price shall be paid to Buyer by wire  transfer  of immediately  available  funds to an  account  designated  by

Buyer.  In the event of the failure or refusal of Seller  to
                                -10-

purchase  the  Option  or  all the  shares  covered  by  the

Offeror's Notice or if the Federal Reserve Board, OTS or any

other  Regulatory  Authority disapproves  Seller's  proposed purchase of the Option or such shares, Buyer may, within  60 days  from the date of the Offeror's Notice, sell  all,  but not  less  than  all, of the Option or such shares  to  such third party at no less than the price specified and on terms no  more favorable to the purchaser than those set forth  in the Offeror's Notice.  The requirements of this Section 8(b)

shall  not apply to (i) any disposition as a result of which the proposed transferee would Beneficially Own not more than

2%  of the voting power of Seller or (ii) any disposition of

Seller  Common  Stock  by a person to whom  Buyer  has  sold shares  of Seller Common Stock issued upon exercise  of  the

Option.
                               -11-

           9.    Registration Rights.     At any time  after

the  exercise of the Option by Buyer for an aggregate of  at least  50%  of  the  shares subject thereto,  Seller  shall,

subject to the conditions set forth herein, if requested  by

Buyer,  as  expeditiously as practicable file a registration statement on a form for general use under the Securities Act

if   necessary  in  order  to  permit  the  sale  or   other

disposition of the shares of Seller Common Stock  that  have been acquired upon exercise of the Option in accordance with the  intended method of sale or other disposition  requested by  Buyer (it being understood and agreed that any such sale

or   other  disposition  shall  be  effected  on  a   widely

distributed  basis  so that, upon consummation  thereof,  no purchaser or transferee shall Beneficially Own more than  2%

of  the  shares  of  Seller Common Stock then  outstanding).

Buyer shall provide all information reasonably requested  by

Seller  for  inclusion in any registration statement  to  be

filed  hereunder.   Seller  shall use  its  reasonable  best

efforts to cause such registration statement first to become effective  and then to remain effective for such period  not in  excess  of  90  days  from  the  day  such  registration statement  first  becomes effective  as  may  be  reasonably

necessary  to effect such sales or other dispositions.   The

registration  effected  under this Section  9  shall  be  at

Seller's  expense  except  for  underwriting  discounts  and commissions  and  the  fees  and  disbursements  of  Buyer's counsel  attributable  to the registration  of  such  Seller

Common  Stock.   In  no event shall Seller  be  required  to

effect more than one registration hereunder.  The filing  of the registration statement hereunder may be delayed for such period  of  time as may reasonably be required to facilitate any public distribution by Seller of Seller Common Stock  or if  a special audit of Seller would otherwise be required in connection  therewith.  If requested by Buyer in  connection with  such registration, Seller shall become a party to  any underwriting agreement relating to the sale of such  shares,

but  only  to the extent of obligating itself in respect  of

representations,   warranties,   indemnities    and    other

agreements   customarily  included  in   such   underwriting

agreements for parties similarly situated.
                               -12-

           10.  Severability.  Any term, provision, covenant

or restriction contained in this Option Agreement held by  a court or a Regulatory Authority of competent jurisdiction to be  invalid, void or unenforceable, shall be ineffective  to the extent of such invalidity, voidness or unenforceability,

but  neither  the remaining terms, provisions, covenants  or restrictions  contained  in this Option  Agreement  nor  the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby.  Any term, provision,

covenant  or restriction contained in this Option  Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.  If for any reason  such  court or Regulatory Authority determines  that applicable law will not permit Buyer or any other person  to acquire,  or  Seller  to repurchase or  purchase,  the  full number  of shares of Seller Common Stock provided in Section

2  hereof (as adjusted pursuant to Section 6 hereof), it  is the  express intention of the parties hereto to allow  Buyer or  such other person to acquire, or Seller to repurchase or

purchase,   such  lesser  number  of  shares   as   may   be

permissible, without any amendment or modification hereof.

          11.  Miscellaneous.

                (a)   Expenses.  Each of the parties  hereto

shall  pay all costs and expenses incurred by it or  on  its behalf  in  connection  with  the transactions  contemplated hereunder, including fees and expenses of its own  financial consultants,  investment bankers, accountants  and  counsel,

except as otherwise provided herein.

                (b)   Entire Agreement.  Except as otherwise

expressly  provided herein, this Option  Agreement  and  the

Merger  Agreement contain the entire agreement  between  the

parties   with  respect  to  the  transactions  contemplated

hereunder   and   supersedes  all  prior   arrangements   or

understandings with respect thereto, written or oral.
                                -13-

                  (c)     Successors;   No    Third    Party

Beneficiaries.   The  terms and conditions  of  this  Option

Agreement shall inure to the benefit of and be binding  upon the  parties  hereto  and  their respective  successors  and

permitted   assigns.   Nothing  in  this  Option  Agreement,

expressed or implied, is intended to confer upon any  party,

other   than   the  parties  hereto,  and  their  respective

successors and assigns, any rights, remedies, obligations or liabilities  under  or by reason of this  Option  Agreement,

except as expressly provided herein.

                (d)  Assignment.  Other than as provided  in

Section  8  hereof, neither of the parties hereto may  sell,

transfer,  assign or otherwise dispose of any of its  rights or  obligations under this Option Agreement  or  the  Option created  hereunder to any other person (whether by operation of law or otherwise), without the express written consent of the other party.

                 (e)    Notices.   All  notices   or   other

communications  that  are required  or  permitted  hereunder

shall   be  in  writing  and  sufficient  if  delivered   in

accordance with Section 8.08 of the Merger Agreement  (which is incorporated herein by reference).

               (f)  Counterparts.  This Option Agreement may

be executed in counterparts, and each such counterpart shall be  deemed  to  be  an original instrument,  but  both  such counterparts together shall constitute but one agreement.

                 (g)   Specific  Performance.   The  parties

hereto  agree  that if for any reason Buyer or Seller  shall have  failed  to perform its obligations under  this  Option

Agreement, then either party hereto seeking to enforce  this

Option Agreement against such non-performing party shall  be entitled  to specific performance and injunctive  and  other equitable  relief, and the parties hereto further  agree  to waive  any  requirement for the securing or posting  of  any bond in connection with the obtaining of any such injunctive

or  other  equitable  relief.   This  provision  is  without
                               -14-

prejudice  to any other rights that either party hereto  may have  against  the  other party hereto for  any  failure  to perform its obligations under this Option Agreement.

                (h)   Governing Law.  This Option  Agreement

shall  be  governed by and construed in accordance with  the laws  of the State of Missouri applicable to agreements made and entirely to be performed within such state.

                (i)   Regulatory Approvals;  Section  16(b).

If,  in connection with (A) the exercise of the Option under

Section  3 or a sale by Buyer to a third party under Section

8,  (B)  a  repurchase  by  Seller  under  Section  7  or  a repurchase  or  purchase by Seller under  Section  8,  prior notification to or approval of the Federal Reserve Board, or

any   other  Regulatory  Authority  is  required,  then  the

required  notice  or  application  for  approval  shall   be

promptly  filed and expeditiously processed and  periods  of time  that  otherwise would run pursuant  to  such  Sections shall  run instead from the date on which any such  required notification period has expired or been terminated  or  such approval  has  been  obtained,  and  in  either  event,  any requisite waiting period shall have passed.  In the case  of clause (A) of this subsection (i), such filing shall be made by  Buyer,  and in the case of clause (B) of this subsection

(i), such filing shall be made by Seller, provided that each of  Buyer and Seller shall use its best efforts to make  all filings  with, and to obtain consents of, all third  parties and Regulatory Authorities necessary to the consummation  of the  transactions  contemplated hereby,  including,  without limitation, applying to the Federal Reserve Board under  the

Holding  Company  Act  for approval to  acquire  the  shares issuable  hereunder.  Periods of time that  otherwise  would run pursuant to Sections 3, 7 or 8 shall also be extended to the  extent necessary to avoid liability under Section 16(b)

of the Exchange Act.

                 (j)    No   Breach   of  Merger   Agreement

Authorized.   Nothing  contained in  this  Option  Agreement

shall  be deemed to authorize Seller to issue any shares  of

Seller  Common Stock in breach of, or otherwise  breach  any
                                -15-
of,  the  provisions of the Merger Agreement nor  shall  any action taken hereunder by Seller constitute a breach of  any of the provisions of the Merger Agreement.

                (k)  Waiver and Amendment.  Any provision of

this Option Agreement may be waived at any time by the party

that  is  entitled to the benefits of such provision.   This

Option  Agreement may not be modified, amended,  altered  or supplemented  except upon the execution and  delivery  of  a written agreement executed by the parties hereto.



  [the remainder of this page is left intentionally blank]
                               -16-

          IN WITNESS WHEREOF, each of the parties hereto has

executed this Option Agreement as of the date first  written above.


                              MERCANTILE BANCORPORATION INC.



                              By:
                                 John W. Rowe
                                 Executive Vice President, Mercantile Bank
                                 National Association, Authorized Officer
                                 Authorized Officer


                              CBT CORPORATION



                              By:
                                 William J. Jones
                                 President and Chief Executive Officer
                                -17-

                        Exhibit 99.1

          MERCANTILE ANNOUNCES PLANS TO MERGE WITH
             CBT CORPORATION OF PADUCAH, KENTUCKY

     ST. LOUIS, Jan. 12 /PRNewswire/ -- Mercantile Bancorporation Inc. (NYSE: MTL), the St. Louis-based $30 billion bank holding company, today announced plans to merge with CBT Corporation (Nasdaq: CBTC), a $1 billion multi-bank holding company headquartered in Paducah, Kentucky. CBT's subsidiaries, which serve the attractive western Kentucky Lake region, include four banks, a Federal Savings Bank and an established consumer finance company, Fidelity Credit Corporation. A leader in the Paducah market, CBT has additional banking offices in McCracken, Calloway, Marshall and Graves counties, and the Hopkinsville-Clarksville metropolitan area.

     "The merger with CBT complements Mercantile's existing southern Illinois and southeastern Missouri franchises," said W. Randolph Adams, senior executive vice president and chief administrative officer of Mercantile Bancorporation Inc. "As we strengthen our geographic presence, we also are enhancing Mercantile's future earnings potential."

     "In choosing Mercantile as our partner, we are aligning with one of the strongest performing financial services organizations in the United States," said William J. Jones, president and chief executive officer of CBT Corporation. "We will be able to maintain our community-oriented banking philosophy while we expand the array of products and services we offer our customers."

     Based  upon Mercantile's closing stock price on January
9,   1998,   of  $52.75,  the  transaction  is   valued   at
approximately $285 million.  CBT shareholders  will  receive
 .6513 shares of Mercantile common stock for each share of CBT common stock. The merger will be accounted for as a pooling of interests, and is expected to close in the third quarter of 1998. As part of its agreement with Mercantile, CBT granted Mercantile an option to acquire 19.9 percent of issued and outstanding shares of common stock, exercisable under certain circumstances. In addition, Mercantile may repurchase up to 10 percent of the shares issued in the transaction. The merger is subject to the approval of CBT shareholders and various regulatory authorities.

     Mercantile Bancorporation Inc., a $30 billion asset multi-bank holding company headquartered in St. Louis, operates offices in more than 500 locations throughout Missouri, Iowa, Kansas, Illinois and Arkansas. Mercantile currently has acquisitions pending with Horizon Bancorp, Inc., headquartered in Arkadelphia, Arkansas, and HomeCorp, Inc., headquartered in Rockford, Illinois. Mercantile's non-banking subsidiaries include companies providing brokerage services, asset-based lending, investment advisory services,
leasing   services  and  credit  life  and  other  insurance
products as
agent.